UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Rivian Automotive, Inc.
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RIVIAN

2026 Notice & Proxy Statement

Annual Meeting of Stockholders

June 22, 2026
10:00 a.m. PT

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Notice of Annual Meeting of Stockholders

Date	Time	Location	Record Date
June 22, 2026	10:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2026	April 23, 2026
The Annual Meeting of Stockholders (the “Annual Meeting”) of Rivian Automotive, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Pacific time on Monday, June 22, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RIVN2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1	To elect Karen Boone and Aidan Gomez as Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers in 2025; and
4	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on April 23, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at annualmeeting@rivian.com stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
IT IS IMPORTANT that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials.
This Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card or voting instruction form are being distributed or made available to stockholders starting on or about April 27, 2026.
By Order of the Board of Directors
Michael Callahan
Chief Administrative Officer and Secretary
Irvine, California
April 27, 2026

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Proxy Statement

Date	Time	Location	Record Date
June 22, 2026	10:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2026	April 23, 2026
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Rivian Automotive, Inc. of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and proxy card or voting instruction form are being distributed or made available to stockholders starting on or about April 27, 2026.
Holders of record of our Class A common stock par value $0.001 per share (“Class A Common Stock”), and Class B common stock, par value $0.001 per share (“Class B Common Stock,” and, together with the Class A Common Stock, “Common Stock”), as of the close of business on April 23, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A Common Stock entitles its holders to one vote per share on all matters presented to our stockholders generally, and each share of Class B Common Stock entitles its holders to ten votes per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 1,256,510,474 shares of Class A Common Stock and 3,912,500 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting, representing 97.0% and 3.0% of the total voting power of our Common Stock, respectively. For more information, including how to attend and vote your shares, please see “Questions and Answers About the 2026 Annual Meeting of Stockholders” on page 54.
In this Proxy Statement, “Rivian,” “Company,” “we,” “us,” and “our” refer to Rivian Automotive, Inc. and its consolidated subsidiaries.
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements in this Proxy Statement include, but are not limited to, statements regarding our business strategies and objectives, the timeline for future product launches, our joint venture with the Volkswagen Group and our executive compensation program. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Proxy Statement, except as required by applicable law. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission (the “SEC”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 22, 2026
This Proxy Statement and our 2025 Annual Report to Stockholders are available at http://www.proxyvote.com/

Rivian 2026 Proxy Statement	1

Proposal 1:
Election of Directors
At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
We currently have seven (7) directors on our Board of Directors. Our current Class II Directors are Karen Boone and Aidan Gomez. The Board of Directors has nominated Karen Boone and Aidan Gomez for election as Class II Directors at the Annual Meeting.
As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2028 Annual Meeting of Stockholders, Class II, whose current term will expire at the Annual Meeting and, if elected, whose subsequent term will expire at the 2029 Annual Meeting of Stockholders, and Class III, whose current term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz; the current Class II Directors who are also nominees for election at the Annual Meeting are Karen Boone and Aidan Gomez; and the current Class III Directors are Jay Flatley and John Krafcik.
Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that either of Ms. Boone or Mr. Gomez should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that either of Ms. Boone or Mr. Gomez will be unable to serve if elected. Each of Ms. Boone and Mr. Gomez has consented to being named in this Proxy Statement and to serve if elected.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

2	Rivian 2026 Proxy Statement

Nominees for Class II Director (terms to expire at the 2029 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Karen Boone	52	2020	Director
Aidan Gomez	29	2025	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the 2026 Annual Meeting are as follows:

Karen Boone
	Age	Director Since
	52	2020

Director
Ms. Boone has served on our Board of Directors since August 2020. Ms. Boone most recently served as the Interim Co-CEO and Co-President of Peloton Interactive, Inc., a connected fitness company, from May 2024 to January 2025. She served as the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc., an audio products company, Peloton Interactive, CoreWeave, Inc., a cloud computing company, and several private companies. Ms. Boone holds a B.S. in Business Economics from the University of California, Davis.
We believe Ms. Boone’s extensive finance, accounting and leadership experience qualifies her to serve on our Board of Directors.

Aidan Gomez
	Age	Director Since
	29	2025

Director
Mr. Gomez has served as a member of our Board of Directors since April 2025. Mr. Gomez has served as Chief Executive Officer, Co-Founder and board member of Cohere Inc., a security-first enterprise artificial intelligence company, since September 2019. Prior to Cohere, Mr. Gomez served as a researcher at Google, working on its deep learning Google Brain project. Mr. Gomez holds a B.S. from University of Toronto and a Ph.D. in Computer Science from Oxford University.
We believe Mr. Gomez’s leadership experience and his expertise in the field of artificial intelligence qualifies him to serve on our Board of Directors.

Rivian 2026 Proxy Statement	3

Continuing Members of the Board of Directors:
Class I Directors (terms to expire at the 2028 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Robert J. Scaringe	43	2009	Chief Executive Officer and Chairman of the Board of Directors
Peter Krawiec	54	2019	Director
Sanford Schwartz	73	2019	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Robert J. Scaringe
	Age	Director Since
	43	2009

Chief Executive Officer and Chairman of the Board of Directors
Dr. Scaringe founded Rivian in June 2009 and has since served as our Chief Executive Officer and member of our Board of Directors. Dr. Scaringe was designated as the Chairman of our Board of Directors in March 2018. While serving in these roles, Dr. Scaringe has led every major milestone achieved by the Company to date, including establishing its vertically integrated technology platforms, building multi-program manufacturing capabilities and developing meaningful partnerships. Dr. Scaringe also serves as chairman of the board of directors of Mind Robotics, Inc., an industrial AI and robotics company of which Rivian is a shareholder, and serves as chairman of the board of directors of Also, Inc., a micromobility business of which Rivian is a shareholder. Dr. Scaringe holds a B.S. from Rensselaer Polytechnic Institute and an M.S. and Ph.D. in Mechanical Engineering from the Sloan Automotive Laboratory at the Massachusetts Institute of Technology.
We believe Dr. Scaringe’s operational and technical expertise, leadership experience and continuity that he brings as our Founder and Chief Executive Officer, and his educational background and experience in the automotive industry qualifies him to serve on our Board of Directors.

Peter Krawiec
	Age	Director Since
	54	2019

Director
Mr. Krawiec has served on our Board of Directors since February 2019. He has served as Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc., a publicly-held global technology company, since March 2021. Prior to this role, Mr. Krawiec served as Vice President of Worldwide Corporate Development at Amazon from April 2007 to March 2021 and as Director of Worldwide Corporate Development at Amazon from October 2004 to April 2007. Earlier in his career, Mr. Krawiec spent seven years working in venture capital and investment banking. Mr. Krawiec holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.
We believe Mr. Krawiec’s experience involving strategic acquisitions, investments, and partnerships in the technology industry, as well as his venture capital and investment banking background, qualifies him to serve on our Board of Directors.

4	Rivian 2026 Proxy Statement

Sanford Schwartz
	Age	Director Since
	73	2019

Director
Mr. Schwartz has served on our Board of Directors since September 2019. In December 2024, Mr. Schwartz joined Mudita Venture Partners, a venture capital firm, as a Managing Partner. Previously Mr. Schwartz worked for Cox Enterprises, Inc., an automotive and media conglomerate, for 40 years. From January 2021 to December 2024, Mr. Schwartz served as Chief Executive Officer of the Cox Family Office, helping to guide family investments and estate planning for the company’s shareholders. Prior to this role, he served as President and Chief Executive Officer of Cox Automotive Inc., a global automotive services and software company, in addition to serving as President of Manheim, a provider of end-to-end wholesale vehicle solutions. Prior to that Mr. Schwartz served as President of Cox Media Group, a media conglomerate, in various roles including serving as the President of AutoTrader and AutoTrader Publishing. Mr. Schwartz is currently a member of the board of directors of A.C. Green Youth Foundation and Checkered Flag Foundation, board of trustees of Northwood University and board of advisors of Axios and Agero, Inc.
We believe Mr. Schwartz’s extensive leadership and automotive industry experience qualifies him to serve on our Board of Directors.

Rivian 2026 Proxy Statement	5

Class III Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Jay Flatley	73	2021	Director
John Krafcik	64	2023	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jay Flatley
	Age	Director Since
	73	2021

Director
Mr. Flatley has served as a member of our Board of Directors since May 2021. Mr. Flatley is currently Chief Executive Officer of Radian, a stealth start up, since August 2025. He served as acting Chief Executive Officer of Zymergen Inc., a biofacturing company, from August 2021 through October 2022. Mr. Flatley served as Chairman of the board of directors of Illumina, Inc., a public company focused on sequencing and array-based solutions for genetic analysis, from January 2020 to May 2021, after previously serving as Executive Chairman from July 2016 to January 2020, as Chief Executive Officer from December 2013 to July 2016 and as the President and Chief Executive Officer from October 1999 to December 2013. Prior to that, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, a life sciences company focused on genetic discovery and analysis, from July 1994 until its sale to Amersham Pharmacia Biotech in September 1998. Mr. Flatley currently serves as Chairman of the board of directors of Cellanome, a biotechnology company focused on developing a unique multiomics platform to measure biology, Chairman of the board of directors of the Wellcome Leap Fund, a non-profit focused on human health innovation, on the board of trustees for The Salk Institute, a non-profit focused on mentoring future generations of researchers, and on the board of directors of Denali Therapeutics Inc., a biopharmaceutical company. Mr. Flatley has also served on the boards of directors of Iridia, Inc., a private nanotechnology data storage company, Coherent, Inc., a public company and provider of lasers and laser-based technologies, and Zymergen Inc. Mr. Flatley holds a B.S. and M.S. in Industrial Engineering from Stanford University and a B.A. in Economics from Claremont McKenna College.
We believe Mr. Flatley’s leadership and manufacturing experience as a senior executive and director of several public companies qualifies him to serve on our Board of Directors.

6	Rivian 2026 Proxy Statement

John Krafcik
	Age	Director Since
	64	2023

Director
Mr. Krafcik has served as a member of our Board of Directors since July 2023. Mr. Krafcik served as Chief Executive Officer of Waymo LLC, an autonomous driving technology company and an independent company of Google's parent company, Alphabet, Inc., from September 2015 to May 2021, and served as a consultant to Waymo from May 2021 to May 2022. Prior to that, from April 2014 to September 2015, Mr. Krafcik served as President of TrueCar, Inc., a publicly traded automotive pricing and digital retailing website company, and as a director of TrueCar from February 2014 until March 2020. Prior to TrueCar, Mr. Krafcik was with Hyundai Motor America, a South Korean automaker, from March 2004 to December 2013, during which time he served as President and Chief Executive Officer from November 2008 to December 2013 and as Vice President of Product Development and Strategic Planning from March 2004 to November 2008. Prior to joining Hyundai, Mr. Krafcik was with Ford Motor Company, where he held various product development leadership positions. Mr. Krafcik holds a Bachelor of Science in Mechanical Engineering from Stanford University and a Masters in Management from the Sloan School of Management at the Massachusetts Institute of Technology.
We believe that Mr. Krafcik’s extensive leadership and product development experience in the automotive industry qualifies him to serve on our Board of Directors.

Rivian 2026 Proxy Statement	7

Proposal 2:
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025 and has served as our independent registered public accounting firm since August 20, 2021.
A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

8	Rivian 2026 Proxy Statement

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for the fiscal years ended December 31, 2025 and December 31, 2024 for audit and other services.

Fee Category	2025 ($)	2024 ($)

Audit Fees(1)	8,080,000	9,030,000
Audit-Related Fees(2)	150,000	150,000
Tax Fees(3)	800,000	1,470,000
All Other Fees(4)	10,000	20,000
Total Fees	9,040,000	10,670,000
(1)Audit fees for the fiscal years ended December 31, 2025 and 2024 include fees for the audit of our annual consolidated financial statements and internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements, statutory and stand-alone-audit procedures for subsidiaries, and certain other fees related to comfort letters and consents.
(2)Audit-related fees for the fiscal year ended December 31, 2025 include fees for assurance services to review the allocation of bond proceeds from the issuance of Green Convertible Notes and consolidated statement of social metrics in accordance with standards established by the American Institute of Certified Public Accountants and certain other agreed upon procedures and accounting advisory services.
(3)Tax fees for the fiscal years ended December 31, 2025 and 2024 include fees for global mobility tax services.
(4)Other non-audit services relate to general training services for the years ended December 31, 2025 and 2024.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

Rivian 2026 Proxy Statement	9

Audit Committee Report
The Audit Committee, management, and the independent registered public accounting firm each have different roles and responsibilities with respect to the Company’s financial statements and internal control over financial reporting.
The Audit Committee’s core purpose is to assist the Board of Directors by providing oversight over the Company’s financial reporting processes and annual and quarterly financial statements and related disclosures, the qualifications, performance and independence of the Company’s independent auditor, and the Company’s policies and practices regarding ethics and compliance. The Audit Committee operates under a written charter that has been approved by the Board of Directors and is reviewed annually.
Management is responsible for preparing the Company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting.
KPMG is the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the Company’s internal control over financial reporting.
In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2025, the Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed these financial statements with management and with KPMG. The Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
KPMG also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between KPMG and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with KPMG its independence from the Company.
Based on its discussions with management and KPMG, and its review of the representations and information provided by management and KPMG, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
•Karen Boone (Chair)
•Jay Flatley
•John Krafcik

10	Rivian 2026 Proxy Statement

Proposal 3:
Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers in 2025
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Rivian Automotive, Inc. approve, on an advisory (non-binding) basis, the compensation of Rivian Automotive, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Rivian Automotive, Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders.”
We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest, and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation programs are provided in the section titled “Executive Compensation” in this Proxy Statement. In particular, we discuss how we design our performance-based compensation programs, including equity compensation, and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.
This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. At our 2022 Annual Meeting of Stockholders, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board of Directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2027 Annual Meeting of Stockholders.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers in 2025.

Rivian 2026 Proxy Statement	11

Corporate Governance
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, and Planet and Policy Committee to assist the Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.rivian.com.
Director Independence
Karen Boone, Jay Flatley, Aidan Gomez, John Krafcik, Peter Krawiec and Sanford Schwartz each qualify as “independent” in accordance with the listing requirements of Nasdaq. In addition, Rose Marcario, who resigned from the Board of Directors effective January 1, 2026, qualified as “independent” during her term of service. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by The Nasdaq Stock Market LLC Listing Rules (the “Nasdaq Rules”), our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Each executive session of the independent directors is presided over by Karen Boone, our Lead Independent Director, or her designee.
Director Candidates
The Nominating and Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board of Directors and filling vacancies on the Board of Directors. To facilitate the search process, the Nominating and Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current directors), the Nominating and Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics, and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; professional and academic experience relevant to the Company’s industry, operations, business lines, and target markets; experience as a board member of another publicly held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors; ability to make mature business judgments, including the ability to make independent analytical inquiries; and any other relevant qualifications, attributes, or skills. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of ensuring that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

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Communications from Stockholders
The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board of Directors consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications in writing to the Board of Directors, c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Dr. Scaringe serving as Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors has determined that combining the roles of Chairman of the Board of Directors and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Dr. Scaringe and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board of Directors also benefits from the strong leadership of Ms. Boone, our Lead Independent Director, and is comprised of individuals with extensive experience in finance and accounting, the automotive and technology industries, and public company management. For these reasons and because of the strong leadership of Dr. Scaringe as Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Chairman of our Board of Directors is a member of management or does not otherwise qualify as independent, the independent members of our Board of Directors may elect among themselves a lead independent director. Ms. Boone has served as our Lead Independent Director since November 2021. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present, including any executive sessions of the independent directors, approving the Board of Directors’ meeting schedules and agendas, and acting as liaison between the independent directors of the Board of Directors and the Chief Executive Officer and Chairman of the Board of Directors.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board of Directors meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk and enterprise exposures and the steps our management has taken to mitigate such exposures, including the structure, design, adoption, and implementation of our risk management policies and internal control systems. The Audit Committee also oversees management of cybersecurity, information technology, data and privacy risks and approves or disapproves any related person transactions. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee manages risks associated with the independence of our Board of Directors and governance matters. Our Planet and Policy Committee manages risks associated with environmental, social responsibility, human rights, and public policy and regulatory matters. The Board of Directors does not believe that its leadership structure affects its role in the oversight of our risks.

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Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.rivian.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Insider Trading Compliance Policy; Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities by our directors, officers, and employees. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Compliance Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. Additionally, unless otherwise approved by our Board of Directors, our Insider Trading Compliance Policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Board Member Attendance
There were ten (10) meetings of the Board of Directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our website at www.rivian.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board of Directors and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board of Directors or a committee of the Board of Directors is expected to notify the Chairman of the Board of Directors or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors then serving attended the 2025 Annual Meeting of Stockholders.

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Committees of the Board
Our Board of Directors has established four standing committees — Audit, Compensation, Nominating and Governance, and Planet and Policy — each of which operates under a written charter that has been approved by our Board of Directors.
The members of each of the committees of our Board of Directors and committee chairpersons (or “Chair”) as of April 23, 2026 are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance	Planet and Policy
Karen Boone	Chair	X		Chair
Jay Flatley	X	X
Aidan Gomez
John Krafcik	X		Chair
Peter Krawiec			X
Sanford Schwartz		Chair		X
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing the scope of the internal and independent auditors’ assessment of internal control over financial reporting;
•coordinating our Board of Directors’ oversight of our Code of Business Conduct and Ethics and monitoring the procedures in place to enforce the Code of Business Conduct and Ethics;
•reviewing with management our major financial risk and enterprise exposures and the steps taken to mitigate such exposures, including cybersecurity, information technology, data and privacy risks, as well as management’s operation of our cybersecurity risk management program;
•reviewing and providing oversight with respect to our procedures for the receipt, retention, and treatment of accounting related complaints and concerns;
•reviewing and approving or ratifying any related person transactions; and
•preparing the Audit Committee report required by the SEC rules (which is included on page 10 of this Proxy Statement).
The Audit Committee charter is available on our website at www.rivian.com. The members of the Audit Committee are Ms. Boone, Mr. Flatley, and Mr. Krafcik. Ms. Boone serves as the Chair of the committee. Our Board of Directors has affirmatively determined that each of Ms. Boone, Mr. Flatley and Mr. Krafcik is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to audit committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board of Directors has determined that Ms. Boone qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (“Regulation S-K”), and under the similar Nasdaq Rules requirement that the audit committee have a financially sophisticated member.
The Audit Committee met six (6) times in 2025.

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Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•recommending to the Board of Directors the compensation and related policies for directors in respect of their service on the Board of Directors and its committees and reviewing director compensation;
•reviewing and approving, or recommending to the Board of Directors for approval, the compensation of our Chief Executive Officer;
•reviewing and approving, or recommending to the Board of Directors, the compensation of our other executive officers;
•reviewing and approving, or recommending to the Board of Directors for approval, any employment agreements and any severance arrangements or plans for our Chief Executive Officer and other executive officers;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis;”
•providing general oversight of our compensation and benefits policies, practices, and plans to ensure they advance our strategic goals and comply with regulatory requirements and applicable law, as well as overseeing the management of related risks;
•reviewing our incentive compensation and other equity-based plans, and recommending changes in such plans as it deems necessary or appropriate;
•administering our clawback policy;
•making recommendations to the Board of Directors regarding succession planning for the CEO and our other executive officers;
•reviewing with management our strategies, policies and practices with respect to human capital management, talent management, workplace culture and employee engagement; and
•preparing the annual Compensation Committee report.
The Compensation Committee generally relies on market informed recommendations from third-party compensation consultants and also considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.rivian.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Since March 2021, the Compensation Committee has engaged Semler Brossy, a compensation consulting firm (“Semler Brossy”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the advisor independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time and may also delegate to one or more officers the authority to grant equity awards to certain employees. The Compensation Committee has delegated to an Equity Incentive Committee, comprised of Company officers, the authority to grant equity awards to certain employees, as further described in its charter and certain resolutions approved by the Compensation Committee, and subject to the terms of our equity plans.
The members of our Compensation Committee are Ms. Boone, Mr. Flatley and Mr. Schwartz. Mr. Schwartz serves as the Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met eight (8) times in 2025.

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Nominating and Governance Committee
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Governance Committee’s responsibilities include, among other things:
•identifying individuals qualified to become directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;
•developing and recommending Corporate Governance Guidelines to the Board of Directors, and reviewing and recommending to the Board of Directors proposed changes to our Corporate Governance Guidelines from time to time; and
•overseeing a periodic evaluation of the Board of Directors and the committees of the Board of Directors.
The Nominating and Governance Committee charter is available on our website at www.rivian.com. In 2025, the members of our Nominating and Governance Committee were Mr. Krafcik and Ms. Marcario. Ms. Marcario resigned from the Board of Directors effective January 1, 2026, and Mr. Krawiec joined as a member of the Nominating and Governance Committee. Mr. Krafcik serves as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Governance Committee met three (3) times in 2025.
Planet and Policy Committee
Our Planet and Policy Committee oversees and assists our Board of Directors in overseeing and advising the Company with respect to our ongoing commitment to environmental matters, sustainability initiatives, nonprofit initiatives, public policy and regulatory matters, and human rights and social responsibility, and other related matters (“P&P Matters”). Our Planet and Policy Committee’s responsibilities include, among other things:
•developing, recommending to the Board of Directors, and reviewing at least once a year a set of P&P Matters guidelines;
•overseeing our reporting and disclosure with respect to P&P Matters;
•developing a process for the evaluation of our P&P Matters efforts and consideration of current and emerging P&P Matters that may affect our business, operations, performance, or public image; and
•overseeing our efforts to implement systems to monitor P&P Matters.
The Planet and Policy Committee charter is available on our website at www.rivian.com. In 2025, the members of our Planet and Policy Committee were Ms. Marcario and Mr. Schwartz and Ms. Marcario served as the Chair of the Planet and Policy Committee. Ms. Marcario resigned from the Board of Directors effective January 1, 2026, and Ms. Boone joined as the Chair of the Planet and Policy Committee.
The Planet and Policy Committee met four (4) times in 2025.

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Executive Officers
The following table identifies our current executive officers:

Name	Age	Position
Robert J. Scaringe(1)	43	Chief Executive Officer and Chairman of the Board of Directors
Claire McDonough(2)	44	Chief Financial Officer
Michael Callahan(3)	57	Chief Administrative Officer and Chief Legal Officer
(1)See biography on page 4 of this Proxy Statement.
(2)Ms. McDonough has served as our Chief Financial Officer since January 2021. Before Rivian, Ms. McDonough was a Managing Director and Co-head of Disruptive Commerce at J.P. Morgan, a multinational investment bank and financial services company, where she worked from September 2014 to January 2021. From June 2013 to August 2014, Ms. McDonough worked as Vice President and Treasurer and Senior Director of Finance and Strategy at Fairway Market, a food retailer. Since April 2025, Ms. McDonough has served on the board of directors of AutoZone, Inc., an automotive parts retailer and distributor. Ms. McDonough also currently serves on the board of directors of Rivian and Volkswagen Group Technologies, LLC, our joint venture with the Volkswagen Group. Ms. McDonough holds a B.A. in Public Policy and Visual Art from Duke University and an M.B.A. from the University of Chicago Booth School of Business.
(3)Mr. Callahan has served as our Chief Administrative Officer since June 2025 and as our Chief Legal Officer since 2023. Before joining Rivian, Mr. Callahan was a Professor of the Practice of Law at Stanford Law School for nearly five years. Prior to entering academia, Mr. Callahan was Senior Vice President and General Counsel at LinkedIn, where he had global responsibility for legal, regulatory and public policy matters, including ethics and compliance and corporate governance. Before that, he was Executive Vice President and Chief Legal Officer at Ten-X and Executive Vice President and General Counsel at Yahoo! Inc. Mr. Callahan currently serves on the board of directors of Mind Robotics, Inc., an industrial AI and robotics company of which Rivian is a shareholder. Mr. Callahan holds a B.S. from the Walsh School of Foreign Service at Georgetown University and a J.D. from the University of Connecticut.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation of the following executive officers, which we refer to collectively as our named executive officers (“NEOs”):

Robert J. Scaringe	Founder and Chief Executive Officer (“CEO”)
Claire McDonough	Chief Financial Officer (“CFO”)
Michael Callahan	Chief Administrative Officer (“CAO”) and Chief Legal Officer
Executive Summary
Rivian is an American automotive technology company that develops and manufactures category-defining electric vehicles as well as vertically integrated technologies and services. Through innovation across its electrical architecture, end-to-end software, autonomous driving platform, artificial intelligence, and propulsion, we create vehicles that excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Our vehicles are manufactured in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.
Our executive compensation program is designed to attract, retain, and motivate our executive team to fulfill our mission. We believe that our approach to executive compensation is aligned with our stockholder and broader stakeholder interests. Most compensation for our executive officers is delivered in equity, and in 2025 included performance-based restricted stock units (PSUs) for the CEO based on rigorous goals that are directly aligned with returns for our stockholders. We believe that equity compensation is a critical element of our compensation philosophy to focus our executive officers on our mission and the successful execution of our Company priorities and aligns their interests with the long-term interests of our stockholders.
2025 Operational Highlights
In 2025, we achieved several significant operational results:
•Profitability: Achieved our first full year of positive gross profit, generating $144 million of gross profit for 2025, a $1.3 billion improvement year-over-year. Removed over $7,200 of automotive cost of goods sold per vehicle delivered in the fourth quarter of 2025 compared to the fourth quarter of 2024.
•Impact: ~176,000 Rivian vehicles on the road and over 3.9 billion miles driven (as of April 26, 2026).
•Customer Satisfaction: A leading consumer publication ranked the Rivian brand number one in its owner satisfaction survey, with an 85% score on if “owners would buy again” for the third year in a row. Rivian was rated 14 percentage points better than the next closest brand. For the second consecutive year, Rivian was awarded MotorTrend Group’s Best Automaker App, and our Quad R1T won Top Gear’s US Truck of the Year. Strong early media reviews of pre-production R2 with one reviewer saying the R2 is “probably the best EV I’ve ever been around.”
•Technology Leadership: Hosted our first Autonomy & AI Day, unveiling our third-generation autonomy platform and the Rivian Autonomy Processor 1 (RAP1), an in-house custom chip designed specifically for physical AI. We also announced Rivian Assistant, a next-generation voice interface using an in-house agentic AI framework. We released Universal Hands-Free in December, expanding our assisted driving capabilities to over 3.5 million miles across the US and Canada.
•New Platforms and Technologies: Prepared for the 2026 launch of R2 by completing a 1.1 million square foot expansion at our Normal, Illinois plant, and successfully drove our first R2 manufacturing validation builds (MVB) off the general assembly line. We are also developing new commercial van variants featuring all-wheel drive and a larger battery pack for Amazon.
•Customer Experience: Expanded our commercial footprint to 36 spaces, 97 service centers, and nearly 700 mobile service vehicles. In 2025, we completed over 98,000 demo drives. We grew the Rivian Adventure Network to over 930 chargers across 140+ sites, continued rolling out NACS compatible chargers, and opened over 90% of our RAN sites to non-Rivian EV customers.

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2025 Executive Compensation Highlights
Our 2025 executive compensation program was designed to be consistent with our overall executive compensation philosophy. In light of our performance in 2025, the Compensation Committee approved the following compensation actions for our NEOs, which is more fully described in this CD&A.

Compensation Element	Actions
Base Salary
•The Compensation Committee increased the base salary of our CFO and CAO from $425,000 to $600,000, effective April 21, 2025. Additionally, the base salary of the CEO increased from $1,000,000 to $2,000,000, effective November 3, 2025. We considered market data, peer group data and internal pay equity considerations in determining these increases.

Annual Incentive Bonus
•The Compensation Committee increased the bonus target of our CFO and CAO from 50% to 75%, effective January 1, 2025. We considered market data, peer group data and internal pay equity considerations in determining these increases.
•In March 2025, the Compensation Committee approved our annual incentive bonus program for 2025, under which each of our NEOs (excluding the CEO whose target is 100% of base salary) had a target incentive of 75% of base salary. Our annual incentive bonus opportunity for our NEOs were based upon a holistic assessment of financial, production, customer/growth, and organizational goals. The annual incentive bonus program metrics for our NEOs were vehicle deliveries, gross profit, free cash flow and R2 launch readiness.
•The Company’s 2025 performance resulted in 91% achievement against our goals and the Compensation Committee approved a bonus payout of 91% of the target incentive amount for our NEOs. These bonuses were paid to the CEO, CFO and CAO in the form of fully vested restricted stock units.

Long-Term Incentive Compensation
•In March 2025, the Compensation Committee approved grants of restricted stock units and stock options to our CFO and CAO as part of a competitive package relative to our peer group and in recognition of their continued leadership and contribution to our success. The restricted stock units vest over four years and stock options vest over five years.
•In April 2025, the Compensation Committee approved grants of restricted stock units, performance stock units, and stock options to our CEO as part of a competitive package relative to our peer group and in recognition of his continued leadership and critical contribution to our success.
•In November 2025 the Compensation Committee cancelled the 2021 CEO Performance Award and approved the replacement 2025 CEO Award (as defined below) to our CEO.

Our Compensation Philosophy
The purpose of our executive compensation program is to enable Rivian to attract, inspire, engage, develop, and reward our team in service of our mission.
We use the following principles to accomplish our philosophy:
•‘One Rivian’: We want our team to be aligned and motivated by the same goals, which is why our bonus program is based on Company-wide operational goals.

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•Competitiveness: The importance of attracting and retaining critical talent. We operate in a highly competitive talent market; our pay programs are designed to be competitive to attract new talent to the Company and retain current talent that supports our trajectory.
•Long-Term Ownership: Our goal is for all of our employees, including our executives, to think like owners and to have alignment with the long-term value creation of the Company. We heavily weight our total pay packages towards equity to ensure that our executives and employees are committed to the long-term success of the Company.
Our Commitment to Best Practices
We have adopted the following policies and practices to ensure proper governance of our executive compensation programs and strengthen the alignment of our executive compensation programs and stockholder interests:

What We Do	What We Don’t Do
Retain 100% independent directors on our Compensation Committee	No pension plans or supplemental retirement plans
The Compensation Committee engages an independent compensation advisor who provides no other services to the Company	No hedging or pledging of our stock by directors or employees
A significant portion of compensation for NEOs is at-risk, and based on either our stock price performance or Company financial and operational goals	No excise tax gross-ups upon a change in control
Annual review of NEO compensation and peer group data
Double-trigger change in control arrangements
Regularly assess the risk-reward balance of our compensation programs to mitigate undue risks
Maintain a policy to claw back any excess compensation paid following a financial restatement
Annual Say on Pay vote
Our Executive Compensation Process
Our compensation process is collaborative. The Compensation Committee, its independent advisor Semler Brossy, other independent board members, external legal counsel, our management team and our CEO (except with respect to their own compensation) provide valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the diverse experience and expertise of these groups for setting compensation levels, identifying performance metrics, and selecting how compensation should be delivered to executive officers when performance expectations are met or exceeded.
Overview of Factors Considered in Setting Executive Compensation
The Compensation Committee assesses the competitiveness of each element of our executive officers’ total direct compensation against the compensation peer group, as discussed below. In developing this compensation peer group, the Compensation Committee, in collaboration with Semler Brossy, considered a number of factors, including:
•Industry: companies with similar business and talent characteristics (e.g., software, automobile, technology and AI);
•Scale and complexity: comparable market capitalization and revenue;
•Business characteristics: geographic location, growth projections, valuation multiples, etc. are taken into account; and
•Talent: companies competing for the same high potential, high performing executives we need to deliver on our business strategy.

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Based on these criteria, in February 2025 the Compensation Committee approved the following peer group to be used to support 2025 compensation decisions for our NEOs. The Committee made a number of changes to the peer group to ensure it included a mix of companies with technology focus as well as industrial and manufacturing operations, while also aligning to Rivian’s revenue and market capitalization.
Executive Compensation Peer Group

•Aptiv •Carvana •DoorDash •Ford •General Motors •Harley-Davidson	•Lucid Group •Lyft •Masco •Mobileye •PACCAR •Pinterest	•Roblox •Snap •Snap-on •Stanley Black & Decker •Zillow Group •Zoom
While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making decisions on total compensation for executive officers, the Compensation Committee also considers a number of other factors, including Company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance, demonstrated leadership, and internal pay equity considerations.
We review our peer group annually to reflect changes to our size and scale and ensure it continues to be aligned with our business and talent needs.
Key Factors in Determining Executive Compensation
Role of the Compensation Committee: The Compensation Committee is responsible for establishing and reviewing general policies and plans relating to compensation and benefits of our employees and for our overall compensation philosophy. The Compensation Committee reviews, approves, and determines, or makes recommendations to our Board of Directors regarding, the compensation of our management team, including our CEO and other NEOs, and non-employee directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, and other NEOs, evaluating the performance of our executive officers, including our CEO and other NEOs, in light of these goals and objectives, and setting, or recommending to the Board of Directors, the compensation of our CEO, and other NEOs, including bonus determinations and periodically reviewing and discussing with our Board of Directors the corporate succession and development plans for our executive officers and certain key employees. The Compensation Committee is also responsible for evaluating the performance of the independent compensation consultant, reviewing, and approving, and administering our incentive compensation plans, and reviewing, administering, and recommending to our Board of Directors changes to our equity compensation plans.
Role of Management: Our CEO reviews the amount and structure of pay components (base salary, bonus, and long-term incentives) for members of our management team other than himself (including the other NEOs), identifies key targets and objectives, and negotiates the material terms of the sign-on pay packages and employment agreements for new members of our management team and separation agreements for departing executives. Our CEO considers market data presented by our compensation advisors and internal compensation data to determine executive officer pay recommendations to review with the Compensation Committee, and evaluates the performance of our management team, including our NEOs, and reviews their performance with the Compensation Committee. Our CEO is not present for deliberations on his own compensation.
Our people, finance, and legal teams support the Compensation Committee by providing data on market pay practices, internal labor force considerations, as well as internal employee sentiment and engagement, support our CEO with information on corporate and individual performance for NEOs and provide recommendations on other compensation matters, including the negotiation of new employment agreements, and present information and provide clarity on market data, but refrain from participating in discussions or final decisions on their own pay quantum and structure.
Role of our Compensation Advisor: The Compensation Committee engaged Semler Brossy as its independent compensation advisor. Semler Brossy attends meetings at the request of the Compensation Committee, meets with the Compensation Committee in executive session without management, and communicates with the Compensation Committee regarding emerging issues and other matters. They review and provide advice relating to:
•overall compensation philosophy and alignment with our business strategy;
•annual and long-term incentive plans, including the degree to which incentive plans support business strategies and balance risk-taking with potential reward;
•peer group pay and performance comparisons;

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•competitiveness of NEOs’ compensation and realizable pay opportunities;
•changes to NEOs’ compensation levels;
•design of other compensation and benefits programs, including severance and change in control arrangements; and
•preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes.
Semler Brossy does not provide any services to Rivian other than the aforementioned services provided to the Compensation Committee. The Compensation Committee assessed the independence of Semler Brossy and concluded that there are no conflicts of interest regarding the work that Semler Brossy performs for the Compensation Committee.
Role of our Stockholders: At our 2025 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs. The Compensation Committee reviewed the results of this vote, and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2025 proxy statement (representing approximately 91.9% of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote), did not implement any significant changes to our executive compensation program as a result of the vote. At our 2022 Annual Meeting of Stockholders, our stockholders also voted in a non-binding, advisory vote on the frequency with which we will hold non-binding, advisory votes to approve the compensation of our NEOs and substantially all of the votes cast (99.9%) were in favor of a frequency of every year. Accordingly, we are again holding a non-binding advisory vote to approve the compensation of our NEOs at our 2026 Annual Meeting, and currently intend to hold additional non-binding, advisory votes to approve the compensation of our NEOs annually.
Elements of Executive Pay and 2025 Compensation
Base Salary
We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. Our Compensation Committee considers peer group compensation data for each of our NEO's at the 25th, 50th, and 75th percentiles.
The Compensation Committee annually reviews the base salaries of our NEOs and makes adjustments as it deems necessary or appropriate based on the factors described above in “Overview of Factors Considered in Setting Executive Compensation,” including reviewing peer group compensation data for similarly situated executives. For our non-CEO NEOs, the Committee also considers the CEO's feedback on our Executive Assessment Framework for each NEO, which covers key areas of their role such as tenure, mastery of the role, individual performance, potential future impact and criticality of the NEO’s role to Rivian.
The annual base salaries for our NEOs as of December 31, 2025 are set forth in the table below.

Executive	Annual Base Salary (as of December 31, 2025) ($)

Robert J. Scaringe – Founder and CEO	2,000,000
Claire McDonough – CFO	600,000
Michael Callahan – CAO	600,000

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Annual Incentive Bonus
Our NEOs are each eligible to receive an annual performance-based cash incentive with a target opportunity expressed as a percentage of annual base salary and payment based on our Compensation Committee’s assessment of corporate performance.
For 2025, the target and maximum annual incentive bonus opportunities for our NEOs were as follows:

Named Executive Officer	2025 Target Bonus as % of Salary (%)	2025 Target Bonus ($)	2025 Maximum Bonus as % of Salary (%)(1)	2025 Maximum Bonus ($)

Robert J. Scaringe – Founder and CEO	100	1,115,386	150	1,673,077
Claire McDonough – CFO	75	406,113	113	616,587
Michael Callahan – CAO	75	406,113	113	616,587
(1)Under our Executive Bonus Plan, the maximum amount payable to our NEOs is equal to 150% of the amount of the target bonus.
The Compensation Committee increased the bonus target of our CFO and CAO from 50% to 75%, effective January 1, 2025. The increase was based on, among other things, peer group data and internal pay equity considerations. In March 2025, the Compensation Committee, with input from our management team, approved the following Company performance metrics for the annual incentive bonus program: (1) vehicle deliveries volume; (2) gross profit, and (3) free cash flow, with a combined total weight of 50%; and (4) R2 readiness, weighted 50%.
The 2025 performance goals for vehicle deliveries volume, gross profit and free cash flow are set forth below. We are not disclosing the performance goals for the progress on R2 readiness because the information constitutes confidential information, the disclosure of which would result in competitive harm. Our Compensation Committee established the progress on R2 readiness goals at levels our Compensation Committee determined would require significant effort to achieve.

Metric/Goal	Weighting	Target	2025 Actual	Percentage

Vehicle Delivery Volume(1)	50%	46,000	42,247	69%
Gross Profit		$310M	$144M	73%
Free Cash Flow(2)		($2,390M)	($2,139M)	125%
R2 Readiness	50%	Not disclosed	Not disclosed	93%
(1)2025 Score for Delivery Volumes was calculated using interpolation of 2025 Performance vs. Performance to Target.
(2)Free Cash Flow is a non-GAAP financial measure defined as net cash used in operating activities less capital expenditures and is reported in our quarterly earnings releases along with its associated reconciliation. In determining achievement for the Free Cash Flow metric, our Compensation Committee increased the results reported in our financial statements by $350,000,000 that was expected to be received by Rivian and Volkswagen Group Technologies, LLC in January 2026 because the Compensation Committee determined that it more accurately reflected the performance of the Company during 2025.
In January 2026, the Compensation Committee reviewed performance against these metrics and certified the achievement of the performance goals at 91% of target. The bonus payout is based on the adjusted results with the following payouts: $1,015,001 for Dr. Scaringe, $369,563 for Ms. McDonough and $369,563 for Mr. Callahan. In lieu of cash payment of these bonus amounts, the Compensation Committee awarded each of our NEOs a number of fully vested restricted stock units determined by dividing the bonus amount earned by $15.10, which was the closing price of our Class A Common Stock on the day prior to the grant date and rounding up to the nearest whole unit. These fully-vested restricted stock units were granted on March 4, 2026.
Long-Term Incentive Compensation
Our equity award program is the primary vehicle used to differentiate compensation and for offering long-term incentives to our NEOs. We believe that equity awards align the interests of our NEOs with our stockholders, provide our NEOs with incentives linked to long-term performance, and foster an ownership mentality. In addition, the long-term vesting features of our equity awards encourage retention, supporting our goal of management longevity.

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In 2025, we implemented an equity mix for all of our NEOs (excluding the CEO) which included 50% in stock options and 50% in time-based restricted stock units, based on grant date fair value of the award. This balance supports our ongoing focus on strong R2 execution and overall profitability, and aligns with long-term shareholder value creation. The CEO equity award also includes PSUs. The PSU performance is tied to R2 deliveries in two tranches: total deliveries in 2026 (20% of the award) and total deliveries in 2027 (80% of the award). We have not disclosed the exact number of deliveries for either tranche because the information constitutes confidential information, the disclosure of which would result in competitive harm. Each R2 delivery goal for 2026 and 2027 must be achieved in full that year in order for the award to vest. There is no award for partial performance for either tranche of the award in its respective year. Our Compensation Committee established the R2 delivery goals at levels our Compensation Committee determined would require significant effort to achieve, and demonstrate the success of the launch of R2.
The table below outlines the equity awards granted to our NEOs in 2025, inclusive of the 2025 CEO Award for our CEO:

	Shareholder Value Creation (SMMs)	Stock Price Compound Annual Growth Rate
Executive		Over 5 Years	Over 10 Years

Robert J. Scaringe – CEO	1,306,622	435,541	653,311
Claire McDonough – CFO	1,045,298	—	522,649
Michael Callahan – CAO	696,866	—	348,433
In April 2025, as part of the annual grant, the Compensation Committee granted our CEO 653,311 restricted stock units 653,311 PSUs and an option to purchase 1,306,622 shares of our Class A Common Stock. The option has an exercise price per share of $11.15, the closing trading price of our Class A Common Stock on the grant date. The size of the award was calibrated based on, among other things, competitive grant values for chief executive officers of our peer group companies as well as in recognition of his continued leadership and criticality to our future success.
In April 2025, the Compensation Committee granted our CFO 522,649 restricted stock units and an option to purchase 1,045,298 shares of our Class A Common Stock. The option has an exercise price per share of $11.15, the closing trading price of our Class A Common Stock on the grant date. The size of the equity awards to our CFO were determined by the Compensation Committee after its review of the aggregate vested and unvested holdings of our CFO in comparison with other senior leaders at the Company and competitive grant values for similarly situated executives at our peer group companies.
In April 2025, the Compensation Committee granted our CAO 348,433 restricted stock units and an option to purchase 696,866 shares of our Class A Common Stock. The option has an exercise price per share of $11.15, the closing trading price of our Class A Common Stock on the grant date. The size of the equity awards to our CAO were determined by the Compensation Committee after its review of the aggregate vested and unvested holdings of our CAO in comparison with other senior leaders at the Company and competitive grant values for similarly situated executives at our peer group companies.
The restricted stock units vest over four years and the options vest over five years, subject to our NEO’s continued service to us. The performance period for the PSUs granted to the CEO for the first tranche end on December 31, 2026, and for the second tranche on December 31, 2027.
The options each have a ten-year term and generally become exercisable as they vest. The options are also subject to certain forfeiture and accelerated vesting provisions with respect to all or a portion of the award in the event of a change of control combined with a change in role or termination of service.
2025 CEO Award
On November 6, 2025, the Compensation Committee cancelled the previously-disclosed performance-based option to purchase up to 20,355,946 shares of Class A Common Stock granted to our CEO in January 2021 (the “2021 CEO Performance Award”) and granted an option to purchase up to 36,500,000 shares of the Company’s Class A Common Stock (the “2025 CEO Award”) to our CEO, under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). The 2025 CEO Award represents a net increase of 16,144,054 shares underlying the option as compared to the 2021 CEO Performance Award and is intended to replace the 2021 CEO Performance Award, which was cancelled in connection with the approval of the 2025 CEO Award.

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The 2025 CEO Award is entirely at-risk. Shares underlying the option become vested and the option becomes exercisable only upon the achievement of what the Compensation Committee determined to be rigorous, challenging, pre-established performance goals over a multi-year period that also require continued service as the Company’s CEO for the applicable vesting period, subject to limited acceleration in the event of a qualifying termination of employment or change in control. The 2025 CEO Award will only vest, and value will only be realized by Dr. Scaringe, upon the achievement of significant stock price and financial performance improvements by the Company while Dr. Scaringe remains CEO. Vesting of the options tied to stock price under the 2025 CEO Award would reflect nearly $153 billion in incremental stockholder value compared to the Company’s current market capitalization, based on the exercise price and the stock price hurdles applicable to the 2025 CEO Award. The financial performance goals are tied to the Company achieving various levels of positive adjusted operating income and positive cash flow from operations.
To illustrate the incremental stockholder value created if all the stock price hurdles were met as of the award grant date:

	Shareholder Value Creation (SMMs)	Stock Price Compound Annual Growth Rate
Stock Price		Over 5 Years	Over 10 Years

$40	30,378	21%	10%
$50	42,637	27%	13%
$60	54,896	32%	15%
$70	67,156	36%	16%
$80	79,415	39%	18%
$90	91,674	43%	19%
$100	103,933	46%	21%
$110	116,192	49%	22%
$120	128,451	51%	23%
$130	140,710	54%	24%
$140	152,969	56%	25%
These metrics are intended to focus Dr. Scaringe on achieving improved profitability and disciplined cash generation as the Company scales production and expands its customer base. The independent members of the Board believe the stock price targets included in the 2025 CEO Award more accurately reflect current market conditions and the Company’s current stock price, while taking into account the current market reality and the broader economic uncertainty and headwinds that were not anticipated at the time the 2021 CEO Performance Award was granted in January 2021, which was prior to the Company’s initial public offering in November of 2021.
The Compensation Committee, in consultation with its independent compensation consultant, considered a number of factors in determining whether to grant the 2025 CEO Award, the equity award’s terms and conditions, and the base salary increase. Such factors included Dr. Scaringe’s current ownership interest in the Company, the proportion of such ownership interest that was fully vested, the lack of incentive provided by the 2021 CEO Performance Award due to the unlikeliness of attainment of the associated performance goals, and external market data for similarly situated executives among comparable companies. The 2025 CEO Award is designed to retain and incentivize Dr. Scaringe to execute on the Company’s critical next phase as it progresses its technology roadmap and launches R2, which the Compensation Committee believes is in the best interests of the Company and its stockholders. The Compensation Committee does not intend to grant any additional equity awards to Dr. Scaringe during 2026.
If applicable, the shares underlying the 2025 CEO Award will only be issued upon termination or expiration of the waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The 2025 CEO Award is subject to forfeiture in the event of a Termination of Service for Cause (as defined in the award agreement governing the 2025 CEO Award) and the Company’s Clawback Policy, as it may be amended from time to time.

Summary of the 2025 CEO Award

The 2025 CEO Award consists of the following key terms:

•Number of Shares Underlying the Option: The option provides for the purchase of up to 36,500,000 shares of the Company’s Class A Common Stock. Up to 22,000,000 shares underlying the option can be earned based on achievement of stock price hurdles, and up to 14,500,000 shares underlying the option can be earned upon the achievement of adjusted operating income and cash flow from operations targets.

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•Exercise Price: $15.22 per share (the “Exercise Price”), which was the closing price on November 6, 2025 (the “Grant Date”).
•Vesting Schedule: Vesting of the shares underlying the 2025 CEO Award is subject to the satisfaction of both service-based conditions and performance-based conditions, as outlined below:
•Service-Based Vesting: The option comprising the 2025 CEO Award is scheduled to vest in annual installments on each anniversary of the Grant Date (“Scheduled Vesting Dates”), subject to Dr. Scaringe’s continued service as Chief Executive Officer on such Scheduled Vesting Date (the “CEO Service Vesting Requirement”). All options subject to the performance conditions described below, other than the portion of the option that will be earned as a result of achievement of stock price hurdles of $100 or more, will vest in five equal annual installments. The portion of the option that will be earned as a result of achievement of stock price hurdles of $100 or more will vest in seven annual equal installments. As a result of the service-based vesting requirement, a maximum of approximately 6,730,000 shares underlying the option can vest on each of the first through fifth Scheduled Vesting Dates, and a maximum of approximately 1,430,000 shares underlying the option can vest on each of the sixth and seventh Scheduled Vesting Dates.
•Performance-Based Vesting: Shares underlying the option will only vest on a Scheduled Vesting Date if they have first been earned by achieving the applicable performance condition described below.
•Performance-Based Conditions: Subject to the service-based vesting condition outlined above, the options under the 2025 CEO Award may be earned based on achievement of the following performance conditions.
•Stock Price Hurdles: 22,000,000 shares underlying the option, divided into eleven equal tranches of 2,000,000 shares, may be earned based on the achievement of eleven stock price hurdles ranging from $40 to $140, in ten dollar increments, representing premiums to the Exercise Price ranging from 163% to 820%. Achievement of the stock price hurdles will be calculated based on the average closing price of the Company’s Class A Common Stock over any 120 consecutive trading-day period with such stock price performance period ending on the tenth anniversary of the Grant Date. If the stock price hurdle for a particular tranche is not met during the ten-year term of the 2025 CEO Award, no portion of that tranche will vest.
•Adjusted Operating Income Targets: Up to 7,250,000 shares underlying the option may be earned based on the achievement of full-year adjusted operating income targets. The performance period for achieving these targets ends on December 31, 2032 and is measured at the end of each fiscal year following the Grant Date. There are three adjusted operating income targets, the first of which would result in the vesting of up to 1,250,000 shares underlying the option, and the second and third of which would each result in the vesting of up to 3,000,000 shares underlying the option.
•Cash Flow From Operations Targets: Up to 7,250,000 shares underlying the option may be earned based on the achievement of full-year cash flow from operations targets. The performance period for achieving these targets ends on December 31, 2032 and is measured at the end of each fiscal year following the Grant Date. There are three cash flows from operations targets, the first of which would result in the vesting of up to 1,250,000 shares underlying the option, and the second and third of which would each result in the vesting of up to 3,000,000 shares underlying the option.
2021 CEO Performance Award
In January 2021, our Board of Directors and stockholders approved an equity award to our CEO consisting of a time-based option to purchase 6,785,315 shares of our Common Stock and a performance-based option to purchase up to 20,355,946 shares of our Common Stock (the “2021 CEO Equity Award”). The time-based option vests in six equal installments on each of the first through sixth anniversaries of our initial public offering, which occurred in November 2021 (“IPO”), subject to continued service to us. In connection with the grant of the 2025 CEO Award the performance-based option portion of the 2021 CEO Equity Award was cancelled.
Mind Robotics, LLC Profits Interests
On November 6, 2025, Mind Robotics, LLC, a subsidiary of Mind Robotics, Inc. (together with Mind Robotics LLC, “Mind Robotics”), which, in turn was a majority-owned subsidiary of the Company as of the date of issuance, issued 1,000,000 common units (the “MR Profits Interest Award”) to Dr. Scaringe in connection with Dr. Scaringe’s service as Chairman of the Mind Robotics’ Board. Such issuance was previously approved by a special committee of our Board made up of disinterested and independent directors. The MR Profits Interest Award provides Dr. Scaringe with up to a 10% economic interest in Mind Robotics once the profits and gains at Mind Robotics exceed a certain threshold following the date of issuance of the Profits Interest Award. The MR Profits Interest Award was fully vested on the date of issuance. Mind Robotics ceased constituting our majority-owned subsidiary in March 2026.

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Other Compensation Information and Benefits
Health and Welfare Benefits and Retirement Savings
All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our NEOs.
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code (the “IRS Code”). Our 401(k) plan provides for an employer matching contribution equal to 50% of the first four percent of eligible compensation (up to the applicable limits under the IRS Code) contributed to the plan by an employee, including an NEO.
In addition, we provided cell phone and internet allowances for our U.S. full-time employees, including our NEOs until June 30, 2025 when this program was ended. The actual cell phone and internet allowance amounts paid to our NEOs for 2025 through the program end date are set forth below in the “All Other Compensation” column of the 2025 Summary Compensation Table.
Global Invention Incentive Policy
Rivian employees worldwide, including our NEOs, qualify for participation in our Global Invention Incentive Policy, which is intended to incentivize and remunerate Rivian inventors for their participation in the intellectual property protection processes and their innovative contributions to our business. Eligible employees are entitled to receive cash awards related to patents and trade secrets.
Perquisites and Other Personal Benefits
We provide our NEOs perquisites and other personal benefits when we determine that the perquisites or personal benefits will serve to incentivize our NEOs or allow our NEOs to work more efficiently.
Our NEOs are allowed to bring family members on chartered aircraft when there are otherwise open seats. This results in imputed income to the NEO under the IRS Code and regulations and “other compensation” equal to the aggregate incremental costs to us resulting from such personal travel on chartered aircraft, as set forth below in the “All Other Compensation” column of the 2025 Summary Compensation Table. We may also provide certain relocation benefits and/or reimbursements for our NEOs in connection with their relocation to one of our offices. In addition, beginning in 2021, all of our NEOs were eligible to participate in our R1T Employee Early Adopter Program. Under this program, in which all U.S.-based full-time employees were invited to participate, we provided our employees, including our NEOs, an opportunity to purchase early production R1T Launch Edition vehicles and we pay a cash subsidy for those who participate for a period of up to two years. Both our CEO and CFO last participated in this program in 2023.
Because of the high visibility of our Company, our Compensation Committee has authorized security for our CEO and his family to address safety concerns due to specific threats to safety arising directly as a result of his position as our Founder and CEO. We require these security measures for the Company's benefit because of the importance of our CEO to Rivian and we believe that the scope and costs of these security programs are appropriate and necessary. Our Compensation Committee, with the assistance of an independent third-party security expert, evaluates this security program on a regular basis.
Under the security program, we pay for costs related to personal security for our CEO and his family at his residences and during personal travel, including the annual costs of security personnel for his protection, and the procurement, installation, and maintenance of certain security measures at his residences.
The costs related to personal security for our CEO and his family at his residences pursuant to his overall security program are reported as other compensation in the "All Other Compensation" column of the 2025 Summary Compensation Table.
Employment Agreements and Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
In preparation for our IPO, we entered into new employment agreements with each of our CEO and CFO, setting forth the terms and conditions of the NEO’s employment with us, including initial base salary, target annual incentive bonus opportunity, standard employee benefits eligibility, certain severance provisions described below and, with respect to our CEO, certain perquisites and personal benefits described above. In 2023, we entered into an employment agreement with Mr. Callahan in connection with his hiring following arm’s length negotiations. Mr. Callahan’s employment agreement sets forth the terms and conditions of his employment with us, including initial base salary, target annual incentive bonus opportunity, standard employee benefits eligibility, and certain severance provisions described below.

28	Rivian 2026 Proxy Statement

CEO Employment Agreement
We entered into an employment agreement with our CEO in November 2021 (the “CEO Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. The CEO Employment Agreement has an initial term of three years from the effective date of the agreement, and will automatically renew for successive one-year terms unless either party provides notice of termination of our CEO’s employment no later than 90 days’ before the expiration of the initial or extended term, as applicable. Our CEO will receive pay and benefits in lieu of the notice period if our Board of Directors approves a waiver of the 90-day notice requirement.
The CEO Employment Agreement provides that in the event of our CEO’s termination of employment due to death or disability, our CEO will be entitled to receive: (i) continued payment of his base salary through the end of the 12th consecutive month following his termination and a pro-rated annual incentive bonus based on the bonus most recently paid or becoming payable to him; and (ii) continued provision of any health, dental, and vision benefits to his eligible dependents for one year following the date of termination, or in the discretion of the Company, an amount equal to the cost of continued coverage for one year under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
In addition, the CEO Employment Agreement provides that in the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason (as these terms are defined in the CEO Employment Agreement), in either case, other than during the Change in Control Period (as defined below), or due to our failure to renew the initial term or an extended term of the employment agreement, as applicable, then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•continued base salary for a period of 12 months after his termination;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual bonus he would have earned had he remained employed with us through the end of the calendar year; and
•a lump sum payment equal to the amount the Company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period.
In the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason, in either case, during the period beginning three months prior to a Change in Control (“CIC”) (as defined in our 2021 Incentive Award Plan) and ending 12 months after a CIC (such period, the “Change in Control Period”), then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•a lump sum cash payment equal to 12 months of his annual base salary;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual incentive bonus he would have earned had he remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the Company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period; and
•full, accelerated vesting and exercisability, if applicable, of each of his then-outstanding and unvested equity awards, excluding (i) the equity award granted to him in January 2021 and (ii) any awards that vest in whole or in part based on the attainment of performance-vesting conditions, with the exception of the subsequently granted 2025 CEO Award, as set forth above, which is subject to limited acceleration in the event of a qualifying termination of employment or change in control.
CFO and CAO Employment Agreements
As noted above, in connection with the IPO, we entered into an employment agreement with our CFO, and in 2023, we entered into an employment agreement with our CAO in connection with his hiring (each an “NEO Employment Agreement”). The NEO Employment Agreements share common terms and include the following provisions.
In the event we terminate the CFO or CAO without Cause, or if they resign for Good Reason (as these terms are defined in each of the respective NEO Employment Agreements), then, subject to execution of a release of claims and continued compliance with the restrictive covenants and confidentiality obligations set forth in the NEO Employment Agreements, they would be entitled to receive:
•continued base salary for a period of 12 months after their termination or, in the event such termination occurs within a Change in Control Period, a lump sum cash payment equal to 12 months of their annual base salary;

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•a pro-rated portion (based on the number of days they were employed during the calendar year of their termination) of the annual incentive bonus they would have earned had they remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the Company would have otherwise contributed towards their group health plan premiums as an active employee for a 12-month period; and
•in the event such termination occurs within a Change in Control Period, full, accelerated vesting and exercisability, if applicable, of all then-outstanding and unvested equity awards, excluding awards that vest in whole or in part based on the attainment of performance-vesting conditions.
Deductibility of Executive Compensation
Generally, Section 162(m) of the IRS Code limits the amount we may deduct from our federal income taxes for compensation paid to our CEO, our other NEOs and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the IRS Code to $1 million per individual per year. In approving the amount and form of compensation for our NEOs in the future, we intend to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the IRS Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain, or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Section 280G, 4999, or 409A of the IRS Code. If any of the payments or benefits provided for under the employment agreements or otherwise payable to an NEO would constitute “parachute payments” within the meaning of Section 280G of the IRS Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.
Clawback Policy
In 2023, we adopted a compensation recovery, or “clawback,” policy (the “Clawback Policy”) in accordance with the Nasdaq Rules under Exchange Act Rule 10D-1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024.
Short Sales, Hedging, and Pledging Policies
We have an Insider Trading Compliance Policy that prohibits all of our directors, executive officers, and employees from, among other things, engaging in short sales, hedging, or similar transactions designed to decrease the risks associated with holding equity in Rivian, unless otherwise approved by our Board of Directors. This prohibition encompasses transactions in options (other than options granted under our equity compensation plans), prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to Rivian securities. Our Insider Trading Compliance Policy also prohibits purchasing on margin as well as pledging Rivian securities as collateral to secure loans, unless otherwise approved by our Board of Directors. As of April 27, 2026, our Board of Directors has not approved any such transactions.
Policies and Procedures Related to the Grant of Certain Equity Awards
In accordance with Item 402(x) of Regulation S-K, we are providing information regarding our procedures related to the grant of certain equity awards close in time to the release of material non-public information. Equity awards made to the CEO and other executive officers must be approved by the Compensation Committee.
During fiscal 2025, equity awards to employees generally were granted on regularly scheduled, predetermined dates. Neither the Compensation Committee nor the Equity Incentive Committee grants options in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates, in either case for the purpose of impacting the value of executive compensation.

30	Rivian 2026 Proxy Statement

During fiscal 2025, there were no option awards, stock appreciation rights or other option-like awards granted to any named executive officers within four business days preceding the filing of any report of Forms 10-K, 10-Q, or 8-K that discloses material nonpublic information.
Employee Compensation Risks
The Compensation Committee oversees management of risks relating to our compensation plans and programs. Our management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including our NEOs. Our plans and programs include certain features that help mitigate the likelihood of excessive risk-taking, which include: (i) a pay program at the executive level that emphasizes long-term incentive compensation that is based on the Company’s stock price performance and vests over multiple years; (ii) long-term incentive compensation for the majority of employees that is not highly leveraged; (iii) the Compensation Committee retains discretion in determining annual incentive bonus payouts, if any; and (iv) the Compensation Committee reviews and approves incentive bonus targets, which include objectives that are linked to external guidance. Based on the results of this assessment, we do not believe that our compensation plans and programs for all employees, including our NEOs, create risks that are reasonably likely to have a material adverse effect on the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on a review of copies of these reports filed with the SEC and written representations from the Reporting Persons, we believe that all Section 16 filing requirements were met during the fiscal year ended December 31, 2025, other than: (i) one Form 4 for each of Mr. Schwartz, Mr. Krawiec and Ms. Marcario, reporting one routine quarterly director compensation grant, which were not reported on a timely basis due to administrative error; and (ii) one Form 4 for Mr. Flatley, reporting eight transactions that were made on Mr. Flatley’s behalf by his financial advisor through a managed account, without Mr. Flatley’s knowledge or approval, due to an administrative error.

Rivian 2026 Proxy Statement	31

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
•Sanford Schwartz (Chair)
•Karen Boone
•Jay Flatley

32	Rivian 2026 Proxy Statement

Compensation of our Named Executive Officers
2025 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Robert J. Scaringe Chief Executive Officer	2025	1,115,385	—	26,640,700	373,461,570	1,015,001	406,424	402,639,080
	2024	1,000,000	—	9,359,393	3,896,573	294,231	342,018	14,892,215
	2023	759,038	—	6,065,409	7,173,658	277,611	78,364	14,354,080
Claire McDonough Chief Financial Officer	2025	548,077	—	5,827,536	7,714,299	369,563	7,700	14,467,175
	2024	450,000	—	5,398,207	2,248,022	67,500	8,200	8,171,929
	2023	450,000	—	2,022,009	2,391,235	164,250	19,083	5,046,577
Michael Callahan Chief Administrative Officer(5)	2025	548,077	—	3,885,028	5,142,871	369,563	5,200	9,950,739
(1)Amount reported includes the grant date fair value of 653,311 restricted stock units and 435,541 PSUs for Dr. Scaringe, 522,649 restricted stock units for Ms. McDonough, and 348,433 restricted stock units for Mr. Callahan that were granted in April 2025, in each case, computed in accordance with ASC Topic 718. The grant date fair value of the restricted stock units and PSUs is based on the closing price of our Class A Common Stock on the grant date, as further described in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and, in the case of PSUs, based on target level achievement. Amount reported for Dr. Scaringe also includes the grant date fair value of 1,000,000 common units of Mind Robotics issued to Dr. Scaringe when Mind Robotics was majority-owned by us.
(2)The amount reported represents the aggregate grant date fair value of stock options granted to our NEOs in April 2025 and November 2025 in the case of our CEO, in each case, computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value of the stock options are set forth in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)The amounts represent the annual incentive bonuses earned by the NEOs for 2025. These bonuses were paid in the first quarter of 2026 in the form of fully vested restricted stock units.
(4)The following table provides the amounts of other compensation paid to, or on behalf of, NEOs during 2025 included in the “All Other Compensation” column:

Name	401(k) Matching Contributions ($)	Cell Phone Allowances ($)	Internet Allowances ($)	Global Invention Incentive ($)	Security Services ($)	Private Aircraft Travel ($)	Total ($)

Robert J. Scaringe	—	—	—	750	384,239	21,435	406,424
Claire McDonough	7,000	350	350	—	—	—	7,700
Michael Callahan	4,500	350	350	—	—		5,200
(5)Mr. Callahan was appointed Chief Administrative Officer in June of 2025. The information provided reflects compensation for the full fiscal year.

Rivian 2026 Proxy Statement	33

Grants of Plan-Based Awards in Fiscal 2025
The following table provides supplemental information relating to grants of plan-based awards made during the fiscal year ended December 31, 2025, to help explain information provided above in our 2025 Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert J. Scaringe		139,423	1,115,385	1,673,077
	4/21/2025							653,311			7,284,418
	4/21/2025								1,306,622	11.15	9,642,870
	4/21/2025					435,541	435,541				4,856,282
	11/6/2025				1,200,000	36,500,000	36,500,000			15.22	363,818,700
	11/6/2025							1,000,000(6)			14,500,000
Claire McDonough		51,382	411,058	616,587
	4/21/2025								1,045,298	11.15	7,714,299
	4/21/2025							522,649			5,827,536
Michael Callahan		51,382	411,058	616,587
	4/21/2025							348,433			3,885,028
	4/21/2025								696,866	11.15	5,142,871
(1)Represents the potential payments under our performance-based annual incentive program for fiscal year 2025. The threshold, target and maximum amounts are based on a percentage of the NEO’s fiscal year 2025 base salary. The threshold amount represents the amount payable upon achievement of a single performance target at the minimum level, and the maximum amount represents the amount payable upon achievement of each performance target at the maximum level. As described in Executive Compensation—Elements of Executive Pay and 2025 Compensation under the heading “Annual Incentive Bonus,” the Compensation Committee determined to pay annual incentive bonuses for our NEOs for fiscal year 2025 at 91% of the target bonus amount in the form of fully vested restricted stock units.
(2)Represents potential shares to be issued upon vesting of the PSUs. Upon satisfaction of the performance conditions, the shares will vest according to the vesting schedule, subject to continued service through the applicable vesting date. Options granted in November 2025 vest subject to the satisfaction of both service-based conditions and performance-based conditions, as described in Compensation Discussion & Analysis under the heading “2025 CEO Award.”
(3)Amounts granted in April 2025 vest in 16 substantially equal quarterly installments commencing on May 15, 2025, subject to continued service.
(4)Subject to continued service to us, options granted in April 2025 vest and become exercisable as to 20% of the underlying shares of Class A Common Stock subject to the option on each of the first five anniversaries of the vesting commencement date.
(5)The amounts represent the aggregate grant date fair value of restricted stock units and stock options as of the grant date. The assumptions used in calculating the fair value of the restricted stock units and stock options are set forth in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(6)Constitutes common units of Mind Robotics issued to Dr. Scaringe when Mind Robotics was majority-owned by us.

34	Rivian 2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2025
The following table lists all outstanding equity awards, including unexercised options, stock that has not vested, and equity plan incentive awards held by our NEOs as of December 31, 2025.

			Option Awards					Stock Awards
Name	Vesting Commence-ment Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Robert J. Scaringe(2)		(3)	3,642,631	—		2.63	3/15/2029
		(3)	500,000	—	—	3.36	7/8/2029
	11/10/2021	(4)	2,988,366	1,933,816		21.72	1/19/2031
	11/15/2023	(7)						151,088	2,977,944
	8/25/2023	(6)	302,176	302,196	—	20.07	8/25/2033
	5/15/2024	(7)						268,212	5,286,459
	5/13/2024	(6)	143,046	429,138	—	10.90	5/13/2034
	4/21/2025	(5)	—	1,306,622	—	11.15	4/21/2035
	2/15/2025	(8)						435,541	8,584,513
	5/15/2025	(7)						571,648	11,267,182
	11/6/2025	(9)	—	—	36,500,000	15.22	11/6/2035
Claire McDonough	2/1/2021	(5)	587,500	150,000		21.72	1/26/2028
	8/8/2022	(6)	119,809	39,937		38.23	8/16/2032
	8/15/2022	(7)						14,977	295,197
	11/15/2023	(7)						50,363	992,655
	8/25/2023	(6)	100,726	100,726		20.07	8/25/2033
	5/15/2024	(7)						154,738	3,049,886
	5/13/2024	(6)	82,526	247,580	—	10.90	5/13/2034
	4/21/2025	(5)	—	1,045,298	—	11.15	4/21/2035
	5/15/2025	(7)						457,318	9,013,738
Michael Callahan	2/15/2023	(7)						160,175	3,157,049
	3/20/2023	(6)	512,558	512,558	—	13.02	3/20/2033
	5/15/2024	(7)						123,790	2,439,901
	5/13/2024	(6)	66,021	198,065	—	10.90	5/12/2034
	4/21/2025	(5)	—	696,866	—	11.15	4/21/2035
	5/15/2025	(7)						304,879	6,009,165
(1)Value of restricted stock units calculated by multiplying $19.71, the closing price of our Class A Common Stock on December 31, 2025, the last trading day in 2025, by the number of restricted stock units outstanding.
(2)As previously disclosed, in July 2025 in connection with a divorce settlement, Dr. Scaringe transferred to his former spouse: (i) 90,359 shares of Class A Common Stock in the aggregate, (ii) 3,912,500 shares of Class B Common Stock (which converted into an equivalent number of shares of Class A Common Stock upon such transfer), (iii) 3,642,631 stock options with an exercise price of $2.63, (iv) 500,000 stock options with an exercise price of $3.36, and (v) 1,863,133 stock options with an exercise price of $21.72. The securities transferred to the former spouse are no longer beneficially owned by the reporting person. Additionally, as previously disclosed and as described in Compensation Discussion & Analysis under the heading “2025 CEO Award”, in connection with the grant of the 2025 CEO Award, 20,355,946 stock options with an exercise price of $21.72 previously held by Dr. Scaringe were cancelled and as a result no longer appear in this table.

Rivian 2026 Proxy Statement	35

(3)Fully vested.
(4)The option vests in six equal installments on each anniversary of the vesting commencement date, which was the date of our IPO, subject to continued service to us.
(5)Option vests as to 20% of the underlying shares of Class A Common Stock subject to the option on each of the first five anniversaries of the vesting commencement date, subject to continued service to us.
(6)Option vests as to 25% of the underlying shares of Class A Common Stock subject to the option on each of the first four anniversaries of the date of grant, subject to continued service to us.
(7)Restricted stock units vest in 16 substantially equal quarterly installments commencing on the vesting commencement date, subject to continued service to us.
(8)PSUs vest as to 20% of the PSUs on the quarterly anniversary of the vesting commencement date that immediately follows certification of the achievement of a performance condition during 2026 and 80% of the PSUs vest on the quarterly anniversary of the vesting commencement date that immediately follows certification of the achievement of a performance condition during 2027, in each case, subject to continued service to us.
(9)Option that vests subject to the satisfaction of both service-based conditions and performance-based conditions, as described in Compensation Discussion & Analysis under the heading “2025 CEO Award.”

36	Rivian 2026 Proxy Statement

Option Exercises and Stock Vested in Fiscal 2025
The following table provides information regarding stock options that were exercised and stock awards that vested during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Robert J. Scaringe	535,714	5,851,678	290,622	4,005,832
Claire McDonough	0	0	178,371	2,478,697
Michael Callahan	0	0	227,204	3,181,434
(1)Represents the difference between the closing price per share of our Class A Common Stock on the date of exercise and the exercise price of the options.
(2)Reflects the product of the number of shares of Common Stock vested multiplied by the closing price of our Class A Common Stock on the vesting date, or the immediately prior market day if the vesting date is a day that the market is closed.
Potential Payments Upon Termination or Change in Control
As described above, we have entered into employment agreements with each of our NEOs. The following table quantifies the benefits payable to our NEOs upon certain terminations of employment using the assumptions set forth below.

Name	Cash Severance ($)	COBRA Premiums ($)	Equity Acceleration ($)(1)	Total Potential Payment ($)(2)

Robert J. Scaringe
Qualifying Termination	3,015,001	14,821	0	3,029,822
Qualifying Termination in Connection with a CIC	3,015,001	14,821	34,496,975	37,526,797
Claire McDonough
Qualifying Termination	969,563	27,351	0	996,914
Qualifying Termination in Connection with a CIC	969,563	27,351	24,480,406	25,477,320
Michael Callahan
Qualifying Termination	969,563	27,521	0	997,084
Qualifying Termination in Connection with a CIC	969,563	27,521	22,745,254	23,742,338
(1)Represents the difference between $19.71, the closing price of our Class A Common Stock on December 31, 2025, less any exercise price multiplied times the number of shares underlying the equity award for which vesting would be accelerated.
(2)Amounts shown constitute the maximum potential payment the NEO would have received as of December 31, 2025. Amounts of the reduction pursuant to the parachute payment best pay provision, if any, would be calculated upon actual termination of employment in connection with a change in control.

Rivian 2026 Proxy Statement	37

CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.
•The median of the annual total compensation of our employees (other than our CEO) was $90,316 in 2025.
•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $402,639,080 in 2025.
•Based on the foregoing, the ratio of the annual total compensation of our CEO and the median of the annual total compensation of our employees was 4,458.1 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio allows companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio we report may not be comparable to the pay ratio reported by other companies.
Identifying the Median Employee
We used December 31, 2025 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2025, our workforce consisted of approximately 13,624 employees, with 13,005 employees (95.5%) based in the U.S. and 619 employees (4.5%) based in jurisdictions outside the U.S. The de minimis exception to the pay ratio rules allows us to exclude up to 5% of our employees based in jurisdictions outside of the U.S. Pursuant to this exception, we excluded all of our non-U.S.-based employees. As of December 31, 2025, our non U.S.-based employee locations and the number of employees in each location were as follows: Canada - 119; China - 10; Germany - 33; Ireland - 1; Mexico - 11; Netherlands - 24; Serbia - 383; Sweden - 15; Switzerland - 1; and United Kingdom - 22.
To determine median employee compensation, we utilized the amount reported in Box 5 on Form W-2 Wage and Tax Statement for each U.S. employee on the Company’s payroll as of December 31, 2025. We captured all full-time, part-time, and temporary U.S. employees employed by us on December 31, 2025. We annualized compensation for permanent full-time and part-time employees who were not employed by us for all of 2025. We believe that Form W-2 compensation is a consistently applied compensation measure because it is readily available and represents a reasonable measure of total annual compensation.
Determining Annual Total Compensation
We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the Summary Compensation Table. We determined annual total compensation for our CEO using the amount reported in the Summary Compensation Table.

38	Rivian 2026 Proxy Statement

Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to NEOs and Company performance. In this section, we refer to “Compensation Actually Paid” and other terms used in the applicable SEC rules. The dollar amounts reported as Compensation Actually Paid are computed in accordance with applicable SEC rules, and it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable years.
In the table below, the compensation values presented under the Summary Compensation Table column and the Compensation Actually Paid column are calculated differently. The Summary Compensation Table compensation values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas the Compensation Actually Paid values include a revaluation of current year grants at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants, valued at different times during the year. As Compensation Actually Paid includes multiple years of grants, the calculation of Compensation Actually Paid each year is heavily impacted by the change in the price of our Class A Common Stock, and therefore, may be higher or lower than the Summary Compensation Table compensation values.

Year	Summary compensation table total for PEO(1) ($)	Compensation actually paid to PEO (1)(2) ($)	Average summary compensation table total for non-PEO named executive officers(1) ($)	Average compensation actually paid to non-PEO named executive officers (1)(3) ($)	Value of initial fixed $100 investment based on:			Net loss ($)	Gross Profit (Loss) ($)(5)
					Total shareholder return (4) ($)	Prior peer group total shareholder return(4) ($)	New peer group total shareholder return(4) ($)

2025	402,639,080	443,177,383	12,208,957	25,161,581	19.57	N/A	108.12	(3,626,000,000)	144,000,000
2024	14,892,215	(99,007,921)	9,061,334	(5,979,618)	13.20	89.50	95.03	(4,746,000,000)	(1,200,000,000)
2023	14,354,080	36,328,396	8,387,695	11,530,019	23.29	83.00	76.77	(5,432,000,000)	(2,030,000,000)
2022	1,014,785	(1,991,817,641)	3,796,416	(51,055,180)	18.30	65.34	53.11	(6,752,000,000)	(3,123,000,000)
2021	422,140,679	2,339,784,810	18,107,278	44,605,170	102.94	94.48	97.44	(4,688,000,000)	(465,000,000)
(1)The NEOs included in the table above were:

Year	Principal Executive Officer (PEO)	Non-PEO NEOs
2025	Robert J. Scaringe	Claire McDonough and Michael Callahan
2024	Robert J. Scaringe	Claire McDonough and Kjell Gruner
2023	Robert J. Scaringe	Claire McDonough and Kjell Gruner
2022	Robert J. Scaringe	Claire McDonough and Jiten Behl
2021	Robert J. Scaringe	Claire McDonough, Jiten Behl and Ryan Green
Ryan Green was our former Chief Financial Officer until January 2021 and our former Senior Vice President and Corporate Controller until May 2021.

Rivian 2026 Proxy Statement	39

(2)The amounts are computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value are set forth in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. To calculate Compensation Actually Paid for the PEO, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

PEO	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total for PEO	402,639,080	14,892,215	14,354,080	1,014,785	422,140,679
Less, value of equity awards reported in the Summary Compensation Table	(400,102,270)	(13,255,966)	(13,239,067)	(2,267)	(421,364,482)
Plus, year-end fair value of equity awards granted during applicable year that are unvested	471,464,643	9,750,375	15,463,156	—	1,883,836,185
Change, in fair value of equity awards granted in prior years that are unvested	10,876,128	(98,606,066)	20,940,755	(1,723,047,376)	407,989,700
Plus, fair value as of vesting date of equity awards granted and vested in the year	1,415,159	917,224	184,267	—	—
Change, in fair value of equity awards granted in prior years that vested in the year	(415,356)	(12,705,703)	(1,374,795)	(269,782,783)	47,182,728
Less, fair value of equity awards that failed to meet vesting conditions in the year	(42,700,000)	—	—	—	—
Compensation Actually Paid for PEO	443,177,383	(99,007,921)	36,328,396	(1,991,817,641)	2,339,784,810
(3)The amounts are computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value are set forth in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. To calculate average Compensation Actually Paid for the non-PEO NEOs, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Average for Non-PEO NEOs	12,208,957	9,061,334	8,387,695	3,796,416	18,107,278
Less, value of equity awards reported in the Summary Compensation Table	(11,284,867)	(8,337,064)	(7,184,516)	(3,215,217)	(17,710,842)
Plus, year-end fair value of equity awards granted during applicable year that are unvested	19,194,095	2,812,612	9,634,741	1,302,361	27,672,382
Change, in fair value of equity awards granted in prior years that are unvested	4,245,701	(2,558,175)	644,233	(34,773,808)	14,855,104
Plus, fair value as of vesting date of equity awards granted and vested in the year	812,965	291,069	62,148	87,734	—
Change, in fair value of equity awards granted in prior years that vested in the year	(15,270)	(1,956,245)	(14,282)	(18,252,666)	1,903,203
Less, fair value of equity awards that failed to meet vesting conditions in the year	—	(5,293,149)	—	—	(221,955)
Compensation Actually Paid for Non-PEO NEOs	25,161,581	(5,979,618)	11,530,019	(51,055,180)	44,605,170
(4)Total shareholder return is cumulative for the measurement periods beginning at market close on November 10, 2021, which is the first day our Class A Common Stock began trading. For 2021-2024 under the caption “Prior peer group total shareholder return” the peer group for purposes of this table was the NASDAQ OMX Global Automotive index which was discontinued in January of 2025, so no information is available for 2025. For 2021-2025 under the caption “New peer group total shareholder return” the peer group for purposes of this table is the MSCI ACWI Automobiles and Components as presented in Item 5 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)The following table sets forth an unranked list of the most important measures used by the Company to link Compensation Actually Paid to our NEOs for 2025 to Company performance. For further information regarding these measures, please see “Compensation Discussion and Analysis” beginning on page 19. Free Cash Flow is a non-GAAP financial measure defined as net cash used in operating activities less capital expenditures and is reported in our quarterly earnings releases along with its associated reconciliation. In determining achievement for the Free Cash Flow metric, our Compensation Committee increased the results reported in our financial statements by $350,000,000 that was expected to be received by Rivian and Volkswagen Group Technologies, LLC in January 2026 because the Compensation Committee determined that it more accurately reflected the performance of the Company during 2025.

40	Rivian 2026 Proxy Statement

Performance Measures
Vehicle Delivery Volumes
R2 Readiness
Free Cash Flow
Gross Profit
Relationship between Compensation Actually Paid and Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, we are providing the following charts to show the relationships between information presented in the Pay Versus Performance table above. A significant portion of our executive compensation program is comprised of equity awards, and Compensation Actually Paid was most strongly affected by our stock price performance, as reflected in the equity award valuations required by SEC rules. As illustrated in the charts below and consistent with our compensation philosophy that focuses on equity compensation to align the interests of our NEOs with the interests of our stockholders, the Compensation Actually Paid our NEOs, including our PEO, closely correlates with the value of our Class A Common Stock.
Compensation Actually Paid Versus Company and Peer Group Total Shareholder Return

Rivian 2026 Proxy Statement	41

Compensation Actually Paid Versus Net Loss
Compensation Actually Paid Versus Gross Profit

42	Rivian 2026 Proxy Statement

Equity Compensation Plan Information
We currently maintain three equity compensation plans: the 2015 Long-Term Incentive Plan (the “2015 Plan,”), the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The following table provides information on the number of shares of our Class A Common Stock to be issued upon payout of outstanding awards and the number of shares remaining available for future award grants under these equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in first column)(2)

Equity compensation plans approved by security holders	142,385,484	$12.35	(1)	133,597,035
Equity compensation plans not approved by security holders	—	—		—
Total	142,385,484	$12.35		133,597,035
(1)As of December 31, 2025, the weighted average exercise price of outstanding options under the 2015 Plan and the 2021 Plan was $12.35.
(2)Includes 79,281,829 shares available for future issuance under the 2021 Plan and 54,315,206 shares available for issuance under the 2021 ESPP. As of November 8, 2021, in connection with our IPO, no further grants are made under the 2015 Plan. The 2021 Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of all classes of the Company’s Common Stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as is determined by the our Board of Directors (but no more than 730,000,000 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of all classes of the Company’s Common Stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as is determined by our Board of Directors, provided that no more than 185,000,000 shares may be issued under the 2021 ESPP. Up to a maximum of 19,407,395 shares may be purchased in the current offering period which runs through May 20, 2026 under the 2021 ESPP, based on enrollment as of December 31, 2025, which are not captured in the Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights column.

Rivian 2026 Proxy Statement	43

Director Compensation
The following table sets forth information concerning the compensation earned or paid to our non-employee directors who served during all or a portion of the fiscal year ended December 31, 2025. Dr. Scaringe is compensated as an employee for service as our Chief Executive Officer and does not receive additional compensation for his service as a member of our Board of Directors. See “Compensation of our Named Executive Officers—2025 Summary Compensation Table” for information regarding his compensation as our employee.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)	Total ($)

Karen Boone	110,000	231,501	341,501
Rose Marcario(3)	82,729	231,501	314,230
Sanford Schwartz	77,500	231,501	309,001
John Krafcik	77,500	231,501	309,001
Jay Flatley	72,500	231,501	304,001
Peter Krawiec	50,000	231,501	281,501
Aidan Gomez	34,753	614,316	649,069
(1)Amounts reported for Messrs. Schwartz, Krawiec, and Gomez include the value of restricted stock units granted in lieu of cash fees at the election of each director.
(2)Amounts reported represent (i) an annual award of 16,812 restricted stock units with an aggregate grant date fair value of $231,501 awarded to each of our non-employee directors in June 2025, which restricted stock units will vest on the one-year anniversary of the grant date, subject to the director’s continued service to us, and (ii) for Mr. Gomez, an initial award in May 2025 of 20,885 restricted stock units (the “Initial Long-Term Award”) with an aggregate grant date fair value of $353,374, which were scheduled to vest in equal annual installments on the next three anniversaries of May 15, 2025 and of 1,740 restricted stock units (the “Initial Short-Term Award”) with an aggregate grant date fair value of $29,441, which were scheduled to vest on the date of the 2025 Annual Meeting, in each case, subject to his continued service to us.. The grant date fair value is based on the closing price of our Class A Common Stock on the grant date, as further described in Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The table below shows the aggregate number of outstanding unvested stock awards and shares subject to unexercised options held as of December 31, 2025 by each non-employee director.

Name	Number of Stock Awards Outstanding (#)	Number of Option Awards Outstanding (#)

Karen Boone	16,812	60,000
Rose Marcario	16,812	60,000
Sanford Schwartz	16,812	60,000
Jay Flatley	16,812	60,000
Peter Krawiec	16,812	60,000
John Krafcik	20,170	—
Aidan Gomez	37,697	—
As of December 31, 2025, our non-employee directors held the following vested but deferred restricted stock units: 61,328 for Ms. Boone; 64,166 for Ms. Marcario; and 69,121 for Mr. Schwartz.
(3)Ms. Marcario resigned from the Board of Directors effective January 1, 2026.

44	Rivian 2026 Proxy Statement

Non-Employee Director Compensation Program
Under our non-employee director compensation program (the “Director Compensation Program”) our non-employee directors are eligible to receive cash compensation and equity awards for service on our Board of Directors and committees of our Board of Directors.
Under the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:

Compensation Element	Per Year
Annual Cash Retainer	•$50,000
Lead Independent Director Retainer	•$125,000(1)
Audit Committee Retainer	•$25,000 — Chair •$12,500 — Non-Chair Member
Compensation Committee Retainer	•$20,000 — Chair •$10,000 — Non-Chair Member
Nominating and Governance Committee Retainer	•$15,000 — Chair •$7,500 — Non-Chair Member
Planet and Policy Committee Retainer	•$25,000 — Chair •$7,500 — Non-Chair Member
(1)Effective January 1, 2026, the Lead Independent Director Retainer was increased from $75,000 to $125,000 per year.
Each non-employee director may elect to receive all of his or her annual cash retainers in the form of restricted stock units under our 2021 Plan. Elections to convert all of the annual cash retainers into restricted stock units must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainers are scheduled to be paid, or such earlier deadline as established by the Board of Directors or Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into restricted stock units, provided that the election is made prior to the date the individual becomes a non-employee director. Restricted stock units granted in lieu of the annual cash retainers are fully vested on the grant date which corresponds to the date the cash retainers would otherwise be paid, and cover a number of shares of Class A Common Stock calculated by dividing the amount of the cash retainers that would otherwise be paid by the average closing price of a share of Class A Common Stock over the calendar month preceding the grant date (which shares are delivered on the grant date unless otherwise deferred as described in the following sentence). In addition, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of restricted stock units granted to them. Deferred restricted stock units will generally be settled upon the earliest of a Change in Control (as defined in the 2021 Plan), the directors separation from service with us, or the director’s death.
Under the Director Compensation Program, in connection with the initial appointment or election of a non-employee director, each director is automatically granted (a) an award of restricted stock units covering a number of shares of Class A Common Stock calculated by dividing (i) $250,000 by (ii) the average closing price of a share of Class A Common Stock over the calendar month preceding the grant date which will vest in equal annual installments over three years and (b) an award of restricted stock units covering a number of shares of Class A Common Stock calculated by dividing (i) the product of $250,000 multiplied by a fraction, the numerator of which is the number of full months between the date the director commences service on our Board of Directors and the scheduled date of our next annual stockholder meeting, and the denominator of which is 12, by (ii) the average closing price of a share of Class A Common Stock over the calendar month preceding the grant date which will vest in full on the date of the next annual stockholders meeting. Additionally, on the date of each annual stockholders meeting, each non-employee director is automatically granted an award of restricted stock units covering a number of shares of Class A Common Stock calculated by dividing (a) $250,000 by (b) the average closing price of a share of Class A Common Stock over the calendar month preceding the grant date which will vest in full on the one-year anniversary of the grant date.
Each initial award and annual award of restricted stock units, along with any other equity-based awards held by any non-employee director, will vest upon a Change in Control (as defined in the 2021 Plan).
We also reimburse our directors for reasonable out-of-pocket expenses in connection with the performance of his or her duties as a director.

Rivian 2026 Proxy Statement	45

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our Class A Common Stock and Class B Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A Common Stock or our Class B Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 23, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 1,256,510,474 shares of Class A Common Stock and 3,912,500 shares of Class B Common Stock outstanding as of April 23, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 23, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Each outstanding share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Restated Certificate of Incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B Common Stock is retained by Robert J. Scaringe, our Chief Executive Officer, and transfers to affiliates or certain other related entities of Dr. Scaringe. Once converted or transferred and converted into Class A Common Stock, the Class B Common Stock may not be reissued. All the outstanding shares of our Class B Common Stock will convert automatically into shares of our Class A Common Stock upon the date that is the earlier of (i) a date fixed by our Board of Directors that is not less than 60 days nor more than 180 days following the death or disability of our Chief Executive Officer, (ii) the five-year anniversary of the date of the closing of our IPO and (iii) the date fixed by our Board of Directors that is no less than 61 days and no more than 180 days following the date that the number of outstanding shares of Class B Common Stock held by our Chief Executive Officer and certain permitted transferees represents less than 30% of the shares of Class B Common Stock held by an affiliate of our Chief Executive Officer immediately following our IPO.
Unless otherwise indicated, the address of each beneficial owner listed below is 14600 Myford Road, Irvine, California 92606. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

46	Rivian 2026 Proxy Statement

	Shares of Class A Common Stock		Shares of Class B Common Stock		Common Stock Beneficially Owned(3)	Combined Voting Power(4)

Name of Beneficial Owner	Number	Percentage(1)	Number	Percentage(2)	Percentage	Percentage
5% Stockholders (excluding Named Executive Officers and Directors)
Amazon.com NV Investment Holdings LLC(5)	162,086,884	12.9%	—	—%	12.9%	12.5%
Global Oryx Company Limited(6)	113,934,082	9.0%	—	—%	9.0%	8.7%
The Vanguard Group(7)	68,313,205	5.4%	—	—%	5.4%	5.3%
Volkswagen International America, Inc.(8)	146,880,123	11.7%	—	—%	11.7%	11.3%
Named Executive Officers and Directors
Robert J. Scaringe(9)	10,798,921	*	3,912,500	100%	1.2%	3.8%
Claire McDonough(10)	1,472,729	*	—	—%	*	*
Michael Callahan(11)	1,450,630	*	—	—%	*	*
Karen Boone(12)	288,349	*	—	—%	*	*
Sanford Schwartz(13)	254,365	*	—	—%	*	*
Peter Krawiec(14)	182,472	*	—	—%	*	*
Jay Flatley(15)	222,070	*	—	—%	*	*
John Krafcik(16)	60,756	*	—	—%	*	*
Aidan Gomez(17)	39,984	*	—	—%	*	*
All current executive officers and directors as a group (9 individuals)(18)	14,770,276	1.2%	3,912,500	100%	1.5%	4.1%
* Less than one percent.
(1)The number and percentage of Class A shares beneficially owned by an individual or entity includes shares of Class A Common Stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 23, 2026, which are considered outstanding Class A Common Stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(2)The number and percentage of Class B shares beneficially owned by an individual or entity includes shares of Class B Common Stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 23, 2026, which are considered outstanding Class B Common Stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(3)The percentage of Common Stock beneficially owned by an individual or entity includes shares of Class A Common Stock and Class B Common Stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 23, 2026, which are considered outstanding Common Stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(4)Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A Common Stock and Class B Common Stock, as a single class, as of April 23, 2026. The holders of our Class B Common Stock are entitled to 10 votes per share, and holders of our Class A Common Stock are entitled to one vote per share.
(5)Based on a Schedule 13G filed with the SEC on February 2, 2022 and other information known to the Company. Consists of (i) 158,363,834 shares of Class A Common Stock and (ii) 3,723,050 shares of Class A Common Stock issuable upon the exercise of a warrant issued to Amazon.com NV Investment Holdings LLC (“NV Holdings”). NV Holdings is a wholly-owned subsidiary of Amazon.com, Inc., whose address is 410 Terry Avenue North, Seattle, WA 98109. Amazon reports sole voting and dispositive power over all shares beneficially owned by NV Holdings. Peter Krawiec, a member of our Board of Directors, is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with NV Holdings, but disclaims beneficial ownership of such shares.
(6)Based solely on a Schedule 13G filed with the SEC on November 24, 2021. Consists of (i) 106,414,600 shares of Class A Common Stock and (ii) 7,519,482 shares of Class A Common Stock underlying warrants that are exercisable at an exercise price of $5.72 per share. Global Oryx Company Limited, which directly holds the reported securities, is a subsidiary of Global Oryx Group Holding Company Limited, whose registered address is 15, Esplanade, St. Helier, JE1 1RB, Jersey. Global Oryx Group Holding Company Limited is controlled by its board of directors, which holds ultimate voting and investment power over the shares held by Global Oryx Company Limited. Global Oryx Group Holding Company Limited indicates that it has sole voting and dispositive power with respect to all shares beneficially owned.

Rivian 2026 Proxy Statement	47

(7)Based solely on a Schedule 13G filed with the SEC on February 13, 2024. Consists of 68,313,205 shares of Class A Common Stock. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has shared voting power with respect to 426,300 shares of Class A Common Stock, sole dispositive power with respect to 66,860,237 shares of Class A Common Stock, and shared dispositive power with respect to 1,452,968 shares of Class A Common Stock. On March 27, 2026, The Vanguard Group filed an amendment to its Schedule 13G disclosing that, as a result of an internal reorganization, it is no longer deemed to beneficially own any shares of Class A Common Stock. The Vanguard Group has indicated that going forward, Class A Common Stock previously reported as beneficially owned by The Vanguard Group will be reported as beneficially owned on a disaggregated basis by Vanguard Capital Management and/or Vanguard Portfolio Management, each of which are U.S. investment advisors wholly owned by The Vanguard Group.
(8)Based solely on a Schedule 13G/A filed with the SEC on July 2, 2025. Consists of 146,880,123 shares of Class A Common Stock held by Volkswagen International America Inc. Volkswagen International America Inc. is a wholly owned subsidiary of Volkswagen AG, whose address is Berliner Ring 2, 38440 Wolfsburg, Germany. Volkswagen AG and Volkswagen International America Inc. indicate that they have shared voting and dispositive power with respect to all shares beneficially owned.
(9)Consists of (i) 7,980,589 shares of Class A Common Stock subject to options that are presently exercisable or exercisable within 60 days of April 23, 2026, (ii) 2,632,766 shares of Class A Common Stock held in a family trust, (iii) 2,297 shares of Class A Common Stock held by a limited liability holding company, (iv) 96,729 shares of Class A Common Stock held directly, (v) 86,540 shares of Class A Common Stock underlying restricted stock units (“RSUs”) which will vest within 60 days of April 23, 2026 and (vi) 3,912,500 shares of Class B Common Stock held by a limited liability holding company. Dr. Scaringe exercises sole voting and dispositive authority over all shares held by such limited liability company. Does not include (i) an additional 40,067,382 shares of Class A Common Stock underlying options to purchase Class A Common Stock not otherwise exercisable within 60 days of April 23, 2026, (ii) an additional 817,869 restricted stock units which will not vest within 60 days of April 23, 2026, and (iii) an additional 435,541 PSUs which will not vest within 60 days of April 23, 2026.
(10)Consists of (i) 64,643 shares of Class A Common Stock, (ii) 1,332,147 shares of Class A Common Stock subject to options that are presently exercisable or exercisable within 60 days of April 23, 2026 and (iii) 75,939 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Ms. McDonough.
(11)Consists of (i) 327,674 shares of Class A Common Stock, (ii) 1,040,253 shares of Class A Common Stock subject to options that are presently exercisable or exercisable within 60 days of April 23, 2026, and (iii) 82,703 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Callahan.
(12)Consists of (i) 81,537 shares of Class A Common Stock held by Ms. Boone, (ii) 130,000 shares of Class A Common Stock held by The Boone Family Trust dated August 6, 2015, (iii) 60,000 shares of Class A Common Stock subject to options that are presently exercisable held by Ms. Boone and (iv) 16,812 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Ms. Boone.
(13)Consists of (i) 177,553 shares of Class A Common Stock (ii) 60,000 shares of Class A Common Stock subject to options that are presently exercisable held by Mr. Schwartz and (iii) 16,812 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Schwartz.
(14)Consists of (i) 9,229 shares of Class A Common Stock held by Mr. Krawiec, (ii) 34,531 shares of Class A Common Stock held by Erin G. Krawiec 2019 Trust, (iii) 29,122 shares held by Peter Krawiec 2025 GRAT, (iv) 32,778 shares held by Erin G. Krawiec 2025 GRAT, (v) 60,000 shares of Class A Common Stock subject to options that are presently exercisable held by Mr. Krawiec and (vi) 16,812 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Krawiec. Mr. Krawiec is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with Amazon.com NV Investment Holdings LLC, which are identified in footnote (5) above, but disclaims beneficial ownership of such shares.
(15)Consists of (i) 145,258 shares of Class A Common Stock (ii) 60,000 shares of Class A Common Stock subject to options that are presently exercisable held by Mr. Flatley and (iii) 16,812 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Flatley.
(16)Consists of (i) 43,944 shares of Class A Common Stock held by Mr. Krafcik and (ii) 16,812 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Krafcik.
(17)Consists of (i) 16,211 shares of Class A Common Stock and (ii) 23,773 shares of Class A Common Stock underlying RSUs which will vest within 60 days of April 23, 2026 held by Mr. Gomez.
(18)Consists of (i) 3,824,272 shares of Class A Common Stock, (ii) 10,592,989 shares of Class A Common Stock subject to options that are presently exercisable or exercisable within 60 days of April 23, 2026, (iii) 353,015 shares of Class A Common Stock underlying restricted stock units which will vest within 60 days of April 23, 2026, respectively, and (iv) 3,912,500 shares of Class B Common Stock.

48	Rivian 2026 Proxy Statement

Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements, and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2025, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Also, Inc.
In 2025, we spun out our micromobility business into a new company, Also, Inc. (“Also”). As of March 31, 2026, we hold a 35.3% ownership interest in Also, and are party to certain agreements, including an Amended and Restated Investors’ Rights Agreement, dated as of July 9, 2025 (the “Also IRA”), by and among the Company, Also and certain other Also stockholders. In addition, Dr. Scaringe, our Founder and Chief Executive Officer, serves as the Chairman of Also’s board of directors.
In December 2025, Also had an opportunity to expand its Series C financing round in order to accommodate a new investment; however, this would have led to additional dilution beyond what was originally contemplated by Also’s existing stockholders. To offset this additional dilution and facilitate the investment, Also and Dr. Scaringe agreed to the repurchase of 1,352,726 shares of Also common stock that were held by Dr. Scaringe (the “Repurchased Options”) at the price per share paid by Series C investors, using a portion of the proceeds from the new investment (the “Option Repurchase”). In order to facilitate the Option Repurchase, Also and Dr. Scaringe also agreed to accelerate the vesting of the Repurchased Options (the “Option Acceleration”). Also solicited our consent pursuant to the Option Repurchase and Option Acceleration pursuant to the terms of the Also IRA. An independent Special Committee of our Board of Directors, formed to oversee the Company’s participation in Also’s financings and other related transactions, reviewed and approved the terms of the Option Repurchase and the Option Acceleration. In connection with the Option Repurchase, Dr. Scaringe received an approximately $23.5 million net cash payment.
Mind Robotics, Inc.
In 2025, we formed a new entity focused primarily on industrial robotics, Mind Robotics Inc. As of March 31, 2026, we hold a 37.6% ownership interest in Mind Robotics, Inc., and Dr. Scaringe, our Founder and Chief Executive Officer, serves as the Chairman of Mind Robotics Inc.’s board of directors and Mr. Callahan, our Chief Administrative Officer is a member of the board of directors of Mind Robotics, Inc.
On November 6, 2025, Mind Robotics, LLC, a subsidiary of Mind Robotics, Inc. (together with Mind Robotics LLC, “Mind Robotics”), issued 1,000,000 common units (the “MR Profits Interest Award”) to Dr. Scaringe in connection with Dr.

Rivian 2026 Proxy Statement	49

Scaringe’s service as Chairman, with an award date fair value of $14.5 million. See “Compensation Discussion and Analysis - Mind Robotics, LLC Profits Interests” for further information regarding the MR Profits Interest Award. Such issuance was previously approved by a special committee of our Board made up of disinterested and independent directors. The MR Profits Interest Award provides Dr. Scaringe with up to a 10% economic interest in Mind Robotics once the profits and gains at Mind Robotics exceed a certain threshold following the date of issuance of the Profits Interest Award. The MR Profits Interest Award was fully vested on the date of issuance.
In March 2026, Mind Robotics Inc. granted Dr. Scaringe an option to purchase 200,000 shares of common stock of Mind Robotics Inc. at an exercise price per share equal to the fair market value of the common stock as determined by the board of directors of Mind Robotics Inc. (the “MR Option Award”). Such issuance was previously approved by a special committee of our Board made up of disinterested and independent directors. The MR Option Award consists of two tranches of 100,000 shares each, with each tranche vesting upon the achievement of certain financial or operational milestones of Mind Robotics Inc., subject to Dr. Scaringe’s continued service with Mind Robotics Inc. through each such vesting date.
Joint Venture with Volkswagen Group
In November 2024, we entered into a joint venture with Volkswagen US-Holding, Inc. (formerly, Volkswagen International America, Inc. (“VW”)) and Volkswagen Aktiengesellschaft and its affiliates (collectively, “Volkswagen Group”) which currently holds more than 5% of our capital stock. Rivian and Volkswagen Group Technologies, LLC (the “Joint Venture”) was established as an electrical architecture technology company with a focus on software, electronic control units and related network architecture design and development. The initial focus of the Joint Venture will be to bring next-generation electrical architecture and best-in-class software technology to both companies’ future electric vehicles.
The Company and Volkswagen Group each contributed certain assets, and personnel to the Joint Venture in exchange for 50% each of the equity interests in the Joint Venture. The Joint Venture’s operations are funded through development fees to be paid by the Company and Volkswagen Group. Fees payable for development services that benefit the general technology stack usable by both the Company and Volkswagen Group are paid 75% by Volkswagen Group and 25% by the Company, through 2028. Starting from 2029, the parties will bear such fees equally, with Volkswagen Group paying $100 million per year in excess of its equal share in contemplation of its comparatively larger vehicle portfolio. Development fees for the benefit of one specific party will be borne entirely by such party.
As part of the formation of the Joint Venture, the Company received $1,295 million for intellectual property licensed to Volkswagen Group. In addition, we entered into an Investment Agreement with VW and Volkswagen AG, which was subsequently amended on April 17, 2025 (as amended, the “Investment Agreement”). The Investment Agreement provides for a series of equity investments by VW in the Company upon the achievement of certain specified financial and operational milestones, through the sale and issuance of shares of Class A Common Stock and/or a note convertible into shares of Class A Common Stock, substantially in the form included as Exhibit B to the Investment Agreement as well as certain customary demand and piggyback registration rights.
The Company, its subsidiary, Rivian JV SPV, LLC (the “Joint Venture Equityholder”), and Volkswagen Group also entered into loan agreements providing for a committed $1,000 million term loan facility, available to the Joint Venture in a single draw on any business day during the period from October 1, 2026 to October 30, 2026, subject to customary conditions to funding. When and if funded, the proceeds would be concurrently loaned by the Joint Venture to the Joint Venture Equityholder to be used by the Company.
In June 2024, the Company received $1,000 million in proceeds from a convertible note issued to Volkswagen Group, which converted into shares of the Company’s Class A Common Stock in December 2024. Pursuant to the Investment Agreement, on June 30, 2025, we received from Volkswagen Group the first additional equity investment tranche of $1.0 billion in exchange for which we issued $750 million of our Class A Common Stock. Pursuant to the Investment Agreement, Volkswagen Group has also committed to make additional equity investments of up to approximately $1.5 billion in multiple tranches, subject to certain conditions, including the achievement of certain milestones and obtaining relevant regulatory clearances. In March 2026 a specified testing milestone was achieved which we expect to result in the second additional equity investment tranche of $1.0 billion, subject to certain conditions.
Investors’ Rights Agreement
In November 2024, we entered into a Sixth Amended and Restated Investors’ Rights Agreement (the “IRA”) with certain investors, including Global Oryx Company Limited (“Global Oryx”) and NV Holdings, each of which currently holds more than 5% of our capital stock. Robert J. Scaringe, our Chief Executive Officer, Sanford Schwartz, Karen Boone, and Peter Krawiec, members of our Board of Directors, and/or certain entities affiliated with them are also parties to the IRA. The IRA imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, which terminate ten years after the date of the IRA.

50	Rivian 2026 Proxy Statement

Senior Secured Floating Rate Notes
In October 2021, Rivian Holdings, LLC, Rivian, LLC and Rivian Automotive, LLC (collectively, the “2026 Note Issuers”) issued $1.25 billion aggregate principal amount of senior secured floating rate notes due 2026 (the “2026 Notes”) pursuant to an indenture (the “2026 Notes Indenture”) between the 2026 Note Issuers, the guarantors party thereto, and the trustee and collateral agent party thereto. The 2026 Notes have a maturity of five years from the date of their original issuance. The 2026 Notes Indenture requires that the 2026 Note Issuers and their restricted subsidiaries, including the guarantors party thereto, comply with a number of customary covenants (including restrictions on incurrence of indebtedness, liens, the making of restricted payments, and dispositions), in each case substantially similar to the corresponding covenants under our senior secured asset based revolving credit facility (the “ABL Facility”). In addition, the 2026 Notes Indenture contains a minimum liquidity covenant (but no other financial covenants) requiring the 2026 Note Issuers to maintain no less than $1.0 billion of liquidity, which liquidity covenant will fall away upon meeting a fixed charge coverage ratio of greater than 1.0 to 1.0 for two consecutive fiscal quarters. Certain funds and accounts advised by T. Rowe Price Associates, Inc. purchased $285 million aggregate principal amount of 2026 Notes in the private placement. T. Rowe Price Associates, Inc. also advises funds and accounts that, collectively, hold more than 5% of our capital stock. In June 2025, the 2026 Notes were redeemed in full.
Transactions with Amazon.com NV Investment Holdings LLC and its Affiliates
EDV Agreement
In February 2019, we entered into a commercial letter agreement with Amazon and in September 2019, we entered into a related framework agreement with Amazon Logistics, Inc. (“Logistics”). Amazon is the parent company of both Logistics and NV Holdings. We refer to these agreements, together with any work orders, purchase orders, related agreements, and amendments thereunder or thereto, collectively, as the “EDV Agreement.” Under the EDV Agreement, we and Logistics have agreed to collaborate to design, develop, manufacture, and supply to Logistics EDVs and/or certain component parts and related services for use in Amazon’s last mile delivery operations. The EDV Agreement does not restrict Logistics from developing vehicles or collaborating with, or purchasing similar vehicles from, third parties. Each party generally retains ownership of its respective technology (including inventions, know-how, and designs) and intellectual property rights (including patents, copyrights, and trade secrets) if not developed in connection with the performance of services under a work order, the terms of which shall otherwise govern. In November 2023, we amended the EDV Agreement to change certain exclusivity and first refusal rights granted to Amazon, which previously prevented us from selling commercial vans to any other commercial customers. Under the EDV Agreement, as amended, we may sell commercial vans to third parties, subject to certain fees and limitations related to customer type and vehicle volume. The restrictions and fees payable to Amazon related to last mile delivery vehicles apply for five years from January 1, 2024 and the fees related to all sales of Rivian commercial vans apply for ten years from January 1, 2024, unless the EDV Agreement is terminated.
Given the lead time necessary for the production of vehicles, the EDV Agreement contemplates Logistics’ provision to us of longer-term order forecasts and medium-term order plans for planning purposes, all of which are non-binding and subject to amendment or modification. Thereafter, the EDV Agreement provides that Logistics will regularly update its forecast to specify actual product quantities desired, including the specific product mix. In response, we will then provide Logistics with a price quote for the specific quantities and product types requested (excluding final delivery costs) in accordance with the pricing parameters set forth in the EDV Agreement, at which point Logistics, or its affiliated approved purchaser, will issue a purchase order to us for specific quantities and product types. Products to be delivered under the EDV Agreement include EDVs (full vehicles including the top hat and RCV platform), skateboards (the RCV platform without the top hat), and spare parts.
The EDV Agreement does not contain a minimum order quantity or minimum purchase requirements. Additionally, forecasts, order plans, and purchase orders are subject to modification or cancellation upon notice, as set forth in the EDV Agreement. However, in the event that Logistics terminates the EDV Agreement prior to the purchase of a minimum threshold of an aggregate of 100,000 EDVs or skateboards (except, for the avoidance of doubt, a termination for cause due to our material breach), or if we terminate the EDV Agreement due to Logistics’ failure to order an aggregate of at least 10,000 EDVs or skateboards in each of any two consecutive calendar years following the start of production, Logistics is required to reimburse us for our investment costs in accordance with a reimbursement formula set forth in the EDV Agreement, in addition to other applicable wind-down costs.
All EDVs delivered to Logistics will be covered by the bumper-to-bumper comprehensive Rivian warranty unless Logistics elects to opt out of warranty coverage. Pursuant to the EDV Agreement, the maintenance program for Logistics’ EDVs will include: (i) maintenance, repairs, and components covered by the Rivian warranty; and (ii) the forward deployment of spare parts and other replacement parts covered by the Rivian warranty at locations near where any EDVs will be serviced under the Rivian warranty. In addition, we have entered into a Vehicle Services Agreement with Logistics, and we will provide a maintenance program to provide EDV maintenance services not subject to coverage under the Rivian warranty. Pursuant to the EDV Agreement, we will ensure that custom spare parts for the EDVs delivered to Logistics are available for purchase for at least ten years following the model year of such EDV. We will also provide training to Logistics no more than once quarterly on how to safely and efficiently operate the EDVs (including driving and using digital systems) and perform basic daily and routine maintenance.

Rivian 2026 Proxy Statement	51

The EDV Agreement (excluding any work order or purchase order as a part thereof) has a one-year initial term that automatically renews for additional one-year periods unless earlier terminated. If at any time all work orders or purchase orders have been completed or terminated in accordance with their terms and the terms of the EDV Agreement, either party may terminate the EDV Agreement for convenience upon 90 days’ written notice. In addition, either party may terminate the EDV Agreement (excluding any work order or purchase order thereunder) if the other party materially breaches any term of the EDV Agreement and does not cure such breach after 60 days’ written notice. In addition, Logistics has the ability to cancel a purchase order or terminate the EDV Agreement upon the occurrence of certain service-related events, including in the event that cumulative scheduled maintenance costs, vehicle repair costs, and vehicle downtime exceed agreed upon thresholds set forth in the EDV Agreement.
During the year ended December 31, 2025, we recorded $900 million in revenues from Amazon, primarily related to the sale of EDVs in accordance with the EDV Agreement.
Amazon Web Services Agreements
In 2016, we engaged Amazon Web Services, Inc. (“AWS”), an affiliate of NV Holdings, for the supply of various cloud computing services, including, but not limited to, servers, managed database services, managed analytics, data storage, and networking (collectively, the “Cloud Services”). Each of the Cloud Services has its own fee and payment structure based on the applicable product purchased, but most are purchased on a consumption-based model. We agreed to minimum spend commitments as well as to reference AWS as our “preferred cloud provider” in return for certain service discounts. During the year ended December 31, 2025, we recognized $188 million of expenses for the services pursuant to this agreement.
Warrants
In connection with the EDV Agreement we issued to NV Holdings a warrant to purchase an aggregate of 3,723,050 shares of Series C preferred stock, at an exercise price of $9.089 per share. The warrant automatically converted into a warrant to purchase an equivalent number of shares of our Class A Common Stock upon the completion of our IPO. The warrant has a cashless exercise provision pursuant to which NV Holdings may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The warrant also provides for adjustments in the event of specified stock dividends, stock splits, reorganizations, and consolidations. The warrant may be exercised by NV Holdings in whole or in part at any time on or prior to September 16, 2029.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. See “Executive Compensation—Elements of Executive Pay and 2025 Compensation—Other Compensation Information and Benefits” for a further discussion of these arrangements.
Director and Officer Indemnification and Insurance
Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

52	Rivian 2026 Proxy Statement

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 14600 Myford Road, Irvine, California 92606 in writing not later than December 28, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 22, 2027 and no later than March 24, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 22, 2027, then our Secretary must receive such written notice not later than the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Rivian 2026 Proxy Statement	53

Questions and Answers About the 2026 Annual Meeting of Stockholders
Why am I receiving these materials?
You are viewing or have received these proxy materials because Rivian’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares. The proxy materials include this Proxy Statement, the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) and the proxy card or voting instruction form for the Annual Meeting.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of a full set of proxy materials?
As permitted by SEC rules, we are making this Proxy Statement and 2025 Annual Report available to our stockholders electronically via the Internet. On or about April 27, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 23, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A Common Stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of our Class B Common Stock is entitled to ten votes for all matters before the Annual Meeting. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our Restated Certificate of Incorporation. At the close of business on the Record Date, there were 1,256,510,474 shares of Class A Common Stock and 3,912,500 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting, representing 97.0% and 3.0% of the total voting power of our Common Stock, respectively.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

54	Rivian 2026 Proxy Statement

Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a Rivian stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/RIVN2026. To attend and participate in the Annual Meeting you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Pacific time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:

by Internet	by Telephone	by Mail	Electronically at the Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in the Internet Notice, on the proxy card, or on the instructions that accompanied the proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific time, on June 21, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on the Internet Notice, on the proxy card, or on the instructions that accompanied the proxy materials.

Rivian 2026 Proxy Statement	55

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Rivian prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
How does the Board of Directors recommend that I vote?
Rivian’s Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Karen Boone and Aidan Gomez as Class II Directors;
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers in 2025;
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world, while reducing the costs and environmental impact associated with holding an in-person meeting.

56	Rivian 2026 Proxy Statement

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/RIVN2026.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. We may be unable to respond to all questions submitted during the time allotted for the Q&A session. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal		Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

1	Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
2	Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
3	Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers in 2025	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention”?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Rivian 2026 Proxy Statement	57

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owners of those shares, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement. We will pay all costs of soliciting proxies. We have also made arrangements with brokers, nominees, custodians, and other fiduciaries to forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. In addition, our directors, officers, and other employees may solicit proxies by personal interview, telephone or e-mail and they will not be specially compensated for these services.
In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
Incorporation by Reference
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor shall the information included under the section entitled “Compensation Committee Report,” or those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, be “filed” with the SEC or be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

58	Rivian 2026 Proxy Statement

Annual Report
A copy of Rivian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the Securities and Exchange Commission, will be sent to any stockholder of record on April 23, 2026 without charge upon written request addressed to:
Rivian Automotive, Inc.
Attention: Secretary
14600 Myford Road
Irvine, California 92606
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at www.rivian.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Michael Callahan
Chief Legal Officer and Secretary
Irvine, California
April 27, 2026

Rivian 2026 Proxy Statement	59

RIVIAN AUTOMOTIVE, INC.
14600 MYFORD ROAD
IRVINE, CA 92606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 PM PT on June 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RIVN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 PM PT on June 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93674-P51806

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIVIAN AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhold**
1a. Karen Boone	☐	☐
1b. Aidan Gomez	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.

V93675-P51806

RIVIAN AUTOMOTIVE, INC.
Annual Meeting of Stockholders
June 22, 2026 10:00 AM Pacific time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert J. Scaringe and Claire McDonough, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of RIVIAN AUTOMOTIVE, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 10:00 AM PT, on June 22, 2026, at www.virtualshareholdermeeting.com/RIVN2026, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein is unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side